EXHIBIT 4.e


                            REORGANIZATION AGREEMENT

                                     BETWEEN

                             CONEXANT SYSTEMS, INC.

                                       AND

                           PHILSAR SEMICONDUCTOR INC.

                                       AND

                   THE SHAREHOLDERS NAMED IN SCHEDULE A HERETO

                                   MADE AS OF

                                 April 11, 2000


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

                                TABLE OF CONTENTS

                             ARTICLE I  INTERPRETATION

         Section 1.1  Definitions.................................................................................3
         Section 1.2  Headings...................................................................................12
         Section 1.3  Extended Meanings..........................................................................12
         Section 1.4  Currency...................................................................................13
         Section 1.5  Schedules and Exhibits.....................................................................13

                            ARTICLE II  REORGANIZATION

         Section 2.1  Reorganization.............................................................................13
         Section 2.2  Approval of the Reorganization.............................................................15
         Section 2.3  Closing....................................................................................16
         Section 2.4  Termination of Agreement...................................................................16

                              ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         Section 3.1  Organization and Good Standing.............................................................17
         Section 3.2  Capitalization; Title to Shares and Structure..............................................18
         Section 3.3  No Subsidiaries............................................................................20
         Section 3.4  Due Authorization; Enforceability..........................................................20
         Section 3.5  No Violation...............................................................................20
         Section 3.6  Financial Statements.......................................................................21
         Section 3.7  Absence of Certain Changes.................................................................21
         Section 3.8  Litigation.................................................................................23
         Section 3.9  Compliance with Laws.......................................................................23
         Section 3.10 Environmental Matters......................................................................23
         Section 3.11 Taxes......................................................................................24
         Section 3.12 Property...................................................................................25
         Section 3.13 Intellectual Property Matters..............................................................26
         Section 3.14 Employee Benefit and Labour Matters........................................................29
         Section 3.15 Other Compensation Arrangements............................................................32
         Section 3.16 Transactions With Affiliates...............................................................32
         Section 3.17 Customers and Suppliers....................................................................32
         Section 3.18 Material Contracts.........................................................................33
         Section 3.19 Insurance..................................................................................35
         Section 3.20 Disclosure.................................................................................36
         Section 3.21 Brokers or Finders.........................................................................36

                              ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONEXANT

         Section 4.1  Organization, Standing and Power...........................................................37
         Section 4.2  Due Authorization; Enforceability..........................................................37
         Section 4.3  No Violation...............................................................................37
         Section 4.4  Financial Statements and SEC Documents.....................................................38
         Section 4.5  Litigation and Other Proceedings...........................................................38
         Section 4.6  Disclosure.................................................................................38
         Section 4.7  Brokers and Finders........................................................................39

                              ARTICLE V  COVENANTS

         Section 5.1  Taxes Not Assumed by Conexant..............................................................39
         Section 5.2  Covenants of the Shareholders and the Corporation..........................................39
         Section 5.3  Covenants of Conexant......................................................................42

                              ARTICLE VI  CONDITIONS

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                                      -II-

         Section 6.1  Conditions for the Benefit of Conexant.....................................................45
         Section 6.2  Conditions for the Benefit of the Shareholders.............................................48

                              ARTICLE VII  INDEMNIFICATION AND ESCROW

         Section 7.1  Survival of Representations and Warranties.................................................49
         Section 7.2  Indemnities................................................................................50
         Section 7.3  Escrow Fund and Procedure..................................................................51
         Section 7.4  No Third Party Beneficiaries...............................................................53
         Section 7.5  Exclusive Remedy...........................................................................53

                              ARTICLE VIII  GENERAL

         Section 8.1  Further Assurances.........................................................................54
         Section 8.2  Time of the Essence........................................................................54
         Section 8.3  Commissions................................................................................54
         Section 8.4  Fees.......................................................................................54
         Section 8.5  Public Announcements.......................................................................55
         Section 8.6  Benefit of the Agreement...................................................................55
         Section 8.7  Entire Agreement...........................................................................55
         Section 8.8  Amendments and Waiver......................................................................55
         Section 8.9  Assignment.................................................................................55
         Section 8.10 Notices....................................................................................55
         Section 8.11 Governing Law..............................................................................57
         Section 8.12 Tax Effect of Transaction..................................................................57
         Section 8.13 Severability...............................................................................57
         Section 8.16 Facsimile Signatures.......................................................................58
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                            REORGANIZATION AGREEMENT

                  THIS AGREEMENT is made as of April 11, 2000, between CONEXANT SYSTEMS, INC., a corporation incorporated under the laws of Delaware ("Conexant"), PHILSAR SEMICONDUCTOR INC., a corporation incorporated under the laws of Canada (the "Corporation"), and the shareholders of the Corporation referred to in Schedule A hereto (each a "Shareholder" and, collectively, the "Shareholders").

                  WHEREAS the Shareholders are the beneficial and registered owners of not less than two-thirds of each class of the issued and outstanding shares of the Corporation;

                  AND WHEREAS upon the terms and subject to the conditions of this Agreement, Conexant, the Corporation and the Shareholders have agreed to effect the following reorganization (the "Reorganization"):

                  (a) the amendment of the share capital of the Corporation by Articles of Amendment in the form annexed hereto as Exhibit I in respect of the creation of 100 Class C Non-Voting Preferred Shares having the respective rights, privileges, restrictions and conditions set forth in Exhibit I hereto;

                  (b)      the issue by the Corporation of 100 Class
                           C Non-Voting Preferred Shares to Conexant in consideration for the issue to the Corporation of 10 Conexant Shares;

                  (c) the amendment of the share capital of the Corporation by articles of amendment in the form annexed hereto as Part A of Exhibit II, in respect of the following:

                           (i) the creation of an unlimited number of Exchangeable Shares having the respective rights, privileges, restrictions and conditions set forth in the articles of amendment of the Corporation annexed hereto as Part A of Exhibit II;

                           (ii) the creation of an unlimited number of Class A Common Shares (the "Special Shares") having the rights, privileges, restrictions and conditions set out in the articles of amendment of the Corporation annexed hereto as Part A of Exhibit II; and

                           (iii) the changing of each issued and outstanding Common Share into that number of
                                    Exchangeable Shares equal to the Exchange
                                    Ratio;
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                  (d)      the amendment of the share capital of the Corporation
                           by articles of amendment in the form annexed hereto as Part B of Exhibit II, in respect of the following:

                           (i) the changing of each issued and outstanding Class A Preferred Share into that number of Exchangeable Shares equal to the Exchange Ratio; and

                           (ii) the changing of each issued and outstanding Class B Preferred Share into that number of Exchangeable Shares equal to the Exchange Ratio;

                  (e) the amendment of all outstanding Warrants, such that the holders of such Warrants shall be entitled to receive upon due exercise of such Warrants, in the aggregate, that number of Conexant Shares equal to the product obtained by multiplying (i) the number of Common Shares issuable, with or without the passage of time or satisfaction of other conditions, upon the exercise of such Warrants, by (ii) the Exchange Ratio;

                  (f) the amendment of all of the outstanding Employee Stock Options, such that the holders of such Employee Stock Options shall be entitled to receive upon due exercise of such Employee Stock Options, in the aggregate, that number of Conexant Shares equal to the product obtained by multiplying (i) the number of Common Shares issuable, with or without the passage of time or satisfaction of other conditions, upon the exercise of Employee Stock Options by (ii) the Exchange Ratio;

                  (g) the amendment of all of the outstanding Convertible Debenture Options, such that the holders of such Convertible Debenture Options shall be entitled to receive upon due exercise of such Convertible Debenture Options in the aggregate, that number of Conexant Shares equal to the product obtained by multiplying (i) the number of Common Shares issuable, with or without the passage of time or satisfaction of other conditions, upon the exercise of Convertible Debenture Options by (ii) the Exchange Ratio;

                  (h) immediately after step (d) above, the issue to Conexant by the Corporation of 60,000 Special Shares of the Corporation in consideration for the transfer by Conexant to the Corporation of the 100 Class C Non-Voting Preferred Shares of the capital stock of the Corporation acquired by Conexant in step (b) above;

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                  (i)      the cancellation by the Corporation of the 100 Class
                           C Non-Voting Preferred Shares purchased from
                           Conexant; and

                  (j) the issuance to the Trustee, on behalf of the holders of the Exchangeable Shares, of the Conexant Preferred Share having the right to cast that number of votes at meetings of holders of Conexant Shares equal to the number of Exchangeable Shares outstanding from time to time (excluding any Exchangeable Shares held by Conexant or any direct or indirect subsidiary of Conexant).

         AND WHEREAS the Exchangeable Shares may be exchanged by the holders for Conexant Shares (as defined below) on a one-for-one basis, subject to the provisions of the Exchangeable Shares, the Exchange Trust Agreement and the Support Agreement.

         NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

Section 1.1 Definitions. In this Agreement, unless something in the subject matter or context is inconsistent therewith:

                  "Action" means any action, suit, proceeding, appeal, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Authority.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

                  "Agreement" means this agreement (including the Schedules and Exhibits hereto) and all amendments made hereto by written agreement between Conexant, the Corporation and the Shareholders;

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                  "Amended and Restated Registration Rights Agreement" means the amended and restated registration rights agreement dated as of March 9, 2000 and made between the Corporation and the investors named in
         Exhibit 1 thereto;

                  "Amended and Restated Unanimous Shareholders Agreement" means the amended and restated unanimous shareholders agreement dated as of March 9, 2000 made between the Corporation and the shareholders of the Corporation;

                  "Balance Sheet" means the balance sheet of the Corporation as at the Balance Sheet Date;

                  "Balance Sheet Date" means July 31, 1999;

                  "Business Day" means a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario or in the State of California;

                  "Business Intellectual Property" means the Product Intellectual Property and the Own Use Intellectual Property, individually and collectively;

                  "Canadian Dollar Equivalent" means in respect of any amount expressed in a foreign currency (the "Foreign Currency Amount") at any date, the product obtained by multiplying the Foreign Currency Amount by the official noon spot rate of exchange on such date for such foreign currency, as reported by the Bank of Canada;

                  "CBCA" means the Canada Business Corporations Act R.S.C. 1995,
         c. C-44, as amended to the date of this Agreement;

                  "Class A Preferred Shares" means the Class A Preferred Shares in the capital of the Corporation;

                  "Class B Preferred Shares" means the Class B Preferred Shares in the capital of the Corporation;

                  "Closing" has the meaning ascribed thereto in Section 2.3;

                  "Closing Date" means the earliest of: (a) if the Corporation obtains the shareholder approval required to effect the Reorganization pursuant to a signed resolution and all other conditions to Closing are satisfied by April 27, 2000, May 1, 2000; (b) if the Corporation obtains the shareholder approval required to effect the Reorganization pursuant to a special meeting of shareholders, and all other conditions at Closing are satisfied by May 28, 2000, May 30, 2000; and (c) the third Business Day after the last of the conditions to Closing is satisfied, or such later date as may be agreed to in writing by

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         Conexant, the Corporation and the Shareholders, but in any event not later than the End Date;

                  "Closing Price" means at any date, the amount expressed in US$, equal to the simple average of the closing price of the Conexant Shares on the Nasdaq National Market System for each of the Business Days on which there was a closing price falling not more than 10 Business Days before that date;

                  "Common Shares" means the common shares in the capital of the Corporation;

                  "Conexant Preferred Share" means the share of Series B Voting Preferred Stock of Conexant, having the rights, privileges, conditions and limitations as set out in Exhibit VII;

                  "Conexant Registration Rights Agreement" means the registration rights agreement dated May 12, 1999 by and among Conexant, as issuer, and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation and Lehman Brothers, Inc., as initial purchasers and identified as Exhibit 4.2 to the Registration Statement No. 333-82399 as filed by Conexant with the SEC on July 7, 1999;

                  "Conexant Shares" means the shares of Common Stock, par value US$1.00 per share, of Conexant, including such shares as are issuable in exchange for the Exchangeable Shares pursuant to the terms of the Exchangeable Shares, the Exchange Trust Agreement and the Support Agreement;

                  "Confidentiality Agreement" means the amended and restated standard non-disclosure agreement dated as of January 14, 2000 and made between the Corporation and Conexant;

                  "Consents" means consents, approvals, requirements, exemptions, orders, waivers, allowances, novations, authorizations, declarations, filings, registrations and notifications;

                  "Contracts" means, with respect to any Person, all agreements, undertakings, contracts, obligations, understandings and commitments (whether written or oral) (i) to which such Person is a party, (ii) under which such Person has any rights, (iii) under which such Person has any Liability or (iv) by which such Person, or any of the assets or properties owned or used by such Person, is bound, including all license agreements, manufacturing agreements, supply agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, service agreements, employment and consulting agreements, guarantees, credit agreements, notes, mortgages, security agreements, financing leases, leases,

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         comfort letters, derivative agreements, confidentiality
         agreements, joint venture agreements, partnership agreements, open bids, powers of attorney, memoranda of understanding and letters of intent, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder;

                  "Convertible Debentures" means the U.S. $618,094 aggregate principal amount of Royal Bank Prime Rate convertible, secured debentures of the Corporation due July 8, 2003;

                  "Convertible Debenture Options" means the options issued on conversion of the Convertible Debentures, of which there remain outstanding Convertible Debenture Options entitling the holders thereof as disclosed in Exhibit VI to acquire an aggregate of 166,193 Common Shares;

                  "Corporation" means Philsar Semiconductor Inc., a corporation incorporated under the CBCA;

                  "Disclosure Schedule" means the schedule attached hereto as Schedule B;

                  "Employee Stock Options" means options issued pursuant to the Share Option Plan entitling the holders thereof to purchase an aggregate of 4,327,610 Common Shares and in favour of the individuals disclosed in Exhibit V;

                  "End Date" means June 15, 2000.

                  "Environmental Laws" means any and all applicable Laws and Permits issued, promulgated or entered into by any Governmental Authority relating to the environment, the protection or preservation of the health or safety of humans, plants or animals, including the health and safety of employees, or the generation, treatment, use, discharge, storage, or disposal of any material, chemical or substance that, whether because of its nature, form, condition or quality, is regulated under applicable Laws;

                  "Equity Security" means, with respect to any Person, any stock, bond, note, debenture, warrant, right, option, share, phantom stock, stock appreciation right, subscription right, profit participation right, partnership interest, or other security (however denominated) issued or granted by such Person that entitles the holder or owner thereof, directly or indirectly (including through exercise, exchange or conversion for another security), to share in the capital, earnings or profits of such Person or to vote for the election of directors, partners or other persons responsible for the management of such Person;

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                  "ERISA" means the United States Employee Retirement Income
         Security Act of 1974, as amended;

                  "Escrow Period" has the meaning ascribed thereto in Section
         7.1;

                  "Escrowed Shares" has the meaning ascribed thereto in Section 7.3(a);

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

                  "Exchange Ratio" means the quotient obtained by dividing (x) the Exchangeable Share Number by (y) the Philsar Share Number;

                  "Exchange Trust Agreement" means the Voting and Exchange Trust Agreement between Conexant, the Corporation and the Trustee, substantially in the form attached as Exhibit III hereto;

                  "Exchangeable Shares" means the Exchangeable Shares of the Corporation having the rights, preferences and limitations set forth in the Corporation's articles of amendment in the form attached hereto as
         Exhibit II;

                  "Exchangeable Share Number" means 2,685,000, unless the product obtained by multiplying 2,685,000 by the Closing Price is less than US$225,000,000, in which case the Exchangeable Share Number will be that number of Exchangeable Shares (up to but not exceeding 3,000,000) that when multiplied by the Closing Price equals US$225,000,000;

                  "Financial Statements" means the Balance Sheet, together with the statements of income, changes in shareholders equity and changes in financial position, including in each case the notes thereto and the report of Deloitte & Touche LLP, chartered accountants, thereon;

                  "GAAP" means United States generally accepted accounting principles;

                  "Governmental Authority" means, in any jurisdiction, any (i) supranational, national, federal, state, provincial, local, municipal, foreign or international government, (ii) court, arbitral or other tribunal, (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity) or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature;

                  "Hazardous Materials" means any waste, pollutant, contaminant, material or substance which is or may be dangerous, hazardous, toxic, explosive, corrosive,

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         flammable, infectious, radioactive, carcinogenic or mutagenic or which could otherwise pose a risk to health, safety or the environment or the value of the material assets of the Corporation or which is the subject of any applicable Laws governing its release, use, storage or identification, including without limitation, any substance which contains polychlorinated biphenyls (PCBs), asbestos, lead, urea formaldehyde or radon gas;

                  "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents (including utility and design patents, industrial designs and utility models), patent applications and patent and invention disclosures, and all other rights of inventorship, together with all reissuances, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof; (b) all registered and unregistered trademarks, service marks, trade names, trade dress, logos, business, corporate and product names and slogans and registrations and applications for registration thereof; (c) all copyrights in copyrightable works, and all other rights of authorship, worldwide, and all applications, registrations and renewals in connection therewith; (d) all mask works and semiconductor chip rights and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business and technical information (including ideas, research and development, know-how, formulas, technology, compositions, manufacturing and production processes and techniques, technical data, engineering, production and other designs, plans, drawings, engineering notebooks, industrial models, software, specifications, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information); (f) all computer and electronic data, data processing programs, documentation and software, both source code and object code (including flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, computer databases and similar items), computer applications and operating programs; (g) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction; (h) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); and (i) all other proprietary, intellectual property and other rights relating to any or all of the foregoing, including, in each case, any such rights related to any such items in any and all jurisdictions, worldwide;

                  "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended;

                  "Investment" of a Person means (i) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade and loans to employees in the ordinary

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         course of business) or contribution of capital by such Person; (ii)
         Equity Securities owned by such Person; (iii) any deposit accounts and certificates of deposit owned by such Person; and (iv) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person;

                  "Knowledge" means, (i) with respect to the Corporation, the actual knowledge, or the knowledge of a reasonable person in a like position, of those officers, directors and employees of the Corporation who are directly involved in the Transactions and (ii) with respect to Conexant, the actual knowledge, or the knowledge of a reasonable person in the like position, as those officers, directors and employees of Conexant who are directly involved in the Transactions;

                  "Laws" means all laws, statutes, constitutions, treaties, rules, regulations, directives, ordinances, codes, judgments, rulings, orders, writs, decrees, stipulations, injunctions and determinations of all Governmental Authorities;

                  "Liability" means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto;

                  "Lien" means any charge, claim, adverse claim, community property interest, condition, equitable interest, easement, encumbrance, option, lien, pledge, hypothecation, assignment, deposit arrangement, security interest (preference, priority or other security agreement or preferential arrangement of any kind), mortgage, deed of trust, retention of title agreement, right of first refusal, right of first offer, preemptive right, or other restriction or granting or any rights of any kind (including any restriction on, or right granted with respect to, the use, voting, transfer, receipt of income or exercise of any other attribute of ownership);

                  "Material Adverse Effect" means, with respect to any Person (including the Corporation and Conexant), a material adverse effect on the business, operations, assets or condition (financial or otherwise) of such Person, taken as a whole, or on the ability of such Person and its Subsidiaries to perform that Person's obligations under this Agreement or to consummate the Transactions, provided however, that a Material Adverse Effect shall not include (a) with respect to any Person (including the Corporation and Conexant), any adverse effect following the date of this Agreement on the business, assets, financial condition or results of operations of that Person resulting from the announcement or pendency of the Reorganization or from any general downturn to the market conditions of the business in which that Person operates and (b) with respect to


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         Conexant, any decrease in the trading price of the Conexant Shares attributable primarily to fluctuations in stock prices or to a downturn in the state of North American financial markets, either generally or specifically with respect to publicly-traded technology companies.

                  "Material Contracts" has the meaning set forth in Section 3.18(a);

                  "Order" means any award, decision, stipulation, injunction, judgment, order, ruling, subpoena, writ, decree or verdict entered, issued, made, or rendered by any Governmental Authority;

                  "Own Use Intellectual Property" means all Intellectual Property which the Corporation owns, uses or has the right to use in the conduct of its businesses, other than the Product Intellectual Property;

                  "Permit" means all licenses, permits, certificates, Consents, or other authorizations, issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law;

                  "Permitted Liens" means Liens for (i) Taxes, assessments and other governmental charges not yet due and payable or, if due, not delinquent or being diligently contested in good faith through appropriate proceedings; (ii) inchoate workmen's, repairmen's or other similar Liens or retentions of title in respect of raw materials and supplies not yet paid for, in each case arising or incurred in the ordinary course of business consistent with past practices in respect of obligations which are not overdue, minor title defects and recorded easements, which workmen's, repairmen's or other similar Liens, retentions of title, minor title defects and recorded easements do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the property to which they relate or the Corporation's business, assuming that the property is used on substantially the same basis as such property is currently being used by the Corporation; and (iii) Liens referred to in the Financial Statements or in Part 3.12 of the Disclosure Schedule;

                  "Person" means any individual, firm, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization, estate or other entity (including a Governmental Authority);

                  "Philsar Share Number" means the sum of: (i) the number of Class A Preferred Shares issued and outstanding on the Closing Date;
         (ii) the number of Class B Preferred Shares issued and outstanding on the Closing Date; (iii) the number of Common Shares issued and outstanding on the Closing Date; and (iv) the number of Common Shares issuable, with or without the passage of time or satisfaction of other conditions, upon the


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         exercise of all Employee Stock Options, Convertible Debenture Options
         and Warrants outstanding on the Closing Date;

                  "Plans" has the meaning ascribed thereto in Section 3.14(b);

                  "Product Intellectual Property" means all Intellectual Property which the Corporation owns, uses or has the right to use, and which is comprised in the Corporation's products;

                  "Registration Statement" has the meaning ascribed thereto in
         Section 5.3(d);

                  "Reorganization" has the meaning set out in the Recitals to this Agreement;

                  "Representatives" means each representative of the Shareholders appointed from time to time in accordance with Section 7.3(g);

                  "SEC" means the United States Securities and Exchange Commission;

                  "Securities Act" means the United States Securities Act of 1933, as amended;

                  "Share Option Plan" means the Corporation's Stock Option Plan dated December 18, 1997, as amended January 5, 1998, August 13, 1998, November 9, 1998, October 21, 1999 and March 9, 2000, collectively;

                  "Special Shares" has the meaning ascribed thereto in the recitals to this Agreement;

                  "Subsidiary" means any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of the Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity;

               "Support Agreement" means the Support Agreement between Conexant and the Corporation substantially in the form attached as
         Exhibit IV hereto;

                  "Tax" means any tax, charge, duty, fee, levy or other assessment, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, branch profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by any Governmental Authority, and including any interest, penalty, or addition thereto, whether disputed or not;

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Governmental Authority;

                  "Time of Closing" means 3:00 p.m. (Ottawa time) on the Closing Date;


                  "Transaction Documents" means this Agreement, the Support Agreement, the Exchange Trust Agreement, the Articles of Amendment in the forms attached hereto as Exhibits I and II and all other instruments, certificates and documents delivered or required to be delivered by the Corporation, the Shareholders, Conexant or any of their representatives pursuant to this Agreement, individually and collectively;

                  "Transactions" means the transactions contemplated by the Transaction Documents, individually and collectively;

                  "Trustee" means CIBC Mellon Trust Company (or such other Canadian trust company as may be selected by the Corporation and approved by Conexant prior to the Closing Time), in its capacity as Trustee under the Exchange Trust Agreement; and

                  "Warrants" means warrants to purchase in the aggregate 1,218,400 Common Shares, having the terms described in Part 3.2(a) of the Disclosure Schedule and held by the warrantholders disclosed in
         Exhibit VI.

Section 1.2 Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

Section 1.3 Extended Meanings. In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

Section 1.4 Currency. All references to currency herein are to lawful money of Canada, unless otherwise specified.

Section 1.5 Schedules and Exhibits. The following are the Schedules and Exhibits annexed hereto and incorporated by reference and deemed to be part hereof:


Schedules
---------

Schedule A        -  Shareholders who are parties to this Agreement and their respective Shareholdings

Schedule B        -  Disclosure Schedule


Exhibits
--------

Exhibit I         -  Articles of Amendment

Exhibit II        -  Articles of Amendment

Exhibit III       -  Form of Exchange Trust Agreement

Exhibit IV        -  Form of Support Agreement

Exhibit V         -  Employee Stock Options

Exhibit VI        -  Convertible Debenture Options and Warrants

Exhibit VII       -  Rights of the Conexant Preferred Share

Exhibit VIII      -  Employees to execute Employment Contracts

Exhibit IX        -  Form of Employment Contract

Exhibit X         -  Non-Competition Agreement

Exhibit XI        -  Opinion of Counsel to the Corporation and the
                     Shareholders

Exhibit XII       -  Share Transmittal Materials

Exhibit XIII      -  Opinion of Conexant's Canadian Counsel

                                   ARTICLE II

                                 REORGANIZATION

Section 2.1      Reorganization.

(1) Upon and subject to the terms and conditions of Closing contained herein, on the Closing Date, the Reorganization shall be completed in the manner set forth below:

         (a) On the second Business Day preceding the Closing Date, the Corporation shall file articles of amendment in the form of Exhibit I to create 100 Class C Non-Voting Preferred Shares.

         (b) Immediately after the Corporation obtains a certificate of amendment under the CBCA for the articles of amendment referred to in Section 2.1(1)(a), the Corporation shall issue to Conexant 100 Class C Non-Voting Shares in consideration for the issue by Conexant to the Corporation of 10 Conexant Shares.

         (c) On the Business Day preceding the Closing Date, the Corporation shall file articles of amendment in the form of Part A of Exhibit II to create the Special Shares and the Exchangeable Shares and to change the issued and outstanding Common Shares into Exchangeable Shares, on the basis set out in the recitals hereto.

         (d) On the Closing Date, the Corporation shall file articles of amendment in the form of Part B of Exhibit II to change the issued and outstanding Class A Preferred Shares and Class B Preferred Shares into Exchangeable Shares, on the basis set out in the recitals hereto.

         (e) Immediately after the Corporation obtains a certificate of amendment under the CBCA for the articles of amendment referred to in Section 2.1(1)(d), the Corporation shall issue 60,000 Special Shares to Conexant against receipt from Conexant of a share certificate representing the 100 Class C Non-voting Preferred Shares issued previously to Conexant.

         (f) Subject to (k), below, at Closing, the Corporation shall deliver to each of the shareholders of the Corporation, certificates for the Exchangeable Shares issuable to such shareholder against delivery of certificates for all of the Common Shares, Class A Preferred Shares and Class B Preferred Shares held by such shareholder, accompanied by a letter of transmittal signed by such shareholder in the form attached hereto as Exhibit XII.

         (g) On the Closing Date, each Employee Stock Option shall continue to have, and be subject to, the same terms and conditions set forth in the Share Option Plan except that: (i) each Employee Stock Option will be exercisable for that whole number of Conexant Shares equal to the product obtained by multiplying the number of Common Shares issuable upon exercise of such Employee Stock Option immediately prior to the Closing Date by the Exchange Ratio, rounded down to the nearest whole number of Conexant Shares; and (ii) the per share exercise price for the Conexant Shares issuable upon exercise of each Employee Stock Option will be equal to the quotient obtained by dividing the exercise price per Common Share for such Employee Stock Option immediately prior to the Closing Date by the Exchange Ratio, rounded up to the nearest whole cent (provided that, in no event, shall such quotient be an amount less than the Canadian Dollar Equivalent of U.S. $1.00) and Conexant will agree in the Support Agreement to make available to the Corporation Conexant Shares for delivery upon exercise of Employee Stock Options.

         (h) At the Time of Closing, each of the outstanding Warrants shall continue to have, and be subject to, the same terms and conditions set forth therein except that: (i) the Warrant will be exercisable for that number of whole Conexant Shares equal to the product obtained by multiplying the number of the Common Shares that were issuable upon exercise of such Warrant immediately prior to the Time of Closing by the Exchange Ratio, rounded down to the nearest whole number of Conexant Shares; and (ii) the per share exercise price will be equal to the quotient obtained by dividing the exercise price per Common Share at which such Warrant was exercisable immediately prior to the Time of Closing by the Exchange Ratio, rounded up to the nearest whole cent (provided that, in no event, shall such quotient be an amount less than the Canadian Dollar Equivalent of U.S. $1.00) and Conexant will agree in the Support Agreement to make available to the Corporation Conexant Shares for delivery upon exercise of the Warrants.

         (i) At the Time of Closing, each outstanding Convertible Debenture Option shall continue to have, and be subject to, the same terms and conditions set forth in the terms of the Convertible Debenture Options and/or as provided in the respective option agreements immediately prior to the Time of Closing, except that: (i) each Option will be exercisable for that number of whole Conexant Shares equal to the product obtained by multiplying the number of Common Shares that were issuable upon exercise of such Convertible Debenture Option immediately prior to the Time of Closing multiplied by the Exchange Ratio, rounded down to the nearest whole number of Conexant Shares; and (ii) the per share exercise price for the Conexant Shares issuable upon exercise of the Convertible Debenture Option will be equal to the quotient determined by dividing the exercise price per Common Share at which such Convertible Debenture Option was exercisable immediately prior to the Time of Closing by the Exchange Ratio, rounded up to the nearest whole cent (provided that, in no event, shall such quotient be an amount less than the Canadian Dollar Equivalent of U.S. $1.00) and Conexant will agree in the Support Agreement to make available to the Corporation Conexant Shares for delivery upon exercise of the Convertible Debenture Options.

         (j) On the Closing Date, the Corporation shall cancel the 100 Class C Non-Voting Preferred Shares purchased from Conexant pursuant to Section 2.1(1)(e).

         (k) On the Closing Date, the Shareholders shall cause to be deposited into escrow under the Exchange Trust Agreement 10% of the Exchangeable Shares issued pursuant to the Reorganization and such Exchangeable Shares will be held by the Trustee pursuant to the Exchange Trust Agreement.

         (l) On the Closing Date: (a) Conexant, the Corporation and the Trustee shall enter into the Exchange Trust Agreement; and (b) Conexant and the Corporation shall enter into the Support Agreement.

(2) The Reorganization is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Section 2.2 Approval of the Reorganization. Each of the Shareholders agrees to vote at meetings of the holders of each class of shares of the Corporation all shares of the Corporation owned by such Shareholder (or to execute a written resolution in lieu thereof) in favour of the approval of the Reorganization and the filing of the articles of amendment in furtherance of the completion of the Reorganization.

Section 2.3 Closing. Subject to the rights of the Shareholders, the Corporation and Conexant to terminate this Agreement pursuant to Section 2.4 hereof, the closing for the consummation of the Reorganization contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by the parties, take place at the offices of McCarthy Tetrault, located at The Chambers, Suite 1400, 40 Elgin St., Ottawa, Ontario, at 3:00 p.m., Ottawa time, on or before the Closing Date.

Section 2.4  Termination of Agreement.

         (a) This Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated or abandoned:

                  (i) In the event that the Closing shall not have occurred on or before the End Date, unless the parties hereto shall otherwise agree in writing;

                  (ii) By Conexant, if a default of a material covenant or breach of a material representation shall be made by the Corporation or the Shareholders with respect to the due and timely performance of any of their covenants and agreements contained herein, or with respect to the correctness of or due compliance with any of the Corporation's representations and warranties contained in Article 3 hereof, and such default has not been cured or waived. However, if such default or breach is curable by the Corporation through the exercise of its commercially reasonable efforts, then Conexant may not terminate this Agreement under this Section 2.4(a)(ii) prior to the

                           End Date, provided the Corporation exercises commercially reasonable efforts to cure such breach, the cost of curing such breach is either approved by Conexant in writing or borne entirely by the Corporation (provided that the cost of such cure, together with the Corporation's aggregate fees, expenses and costs in connection with the Transactions, shall not exceed the maximum amount permitted under Section 8.4) or the Shareholders and the breach is cured to the reasonable satisfaction of Conexant before the End Date. It is understood that Conexant may not terminate this Agreement pursuant to this Section 2.4(a)(ii) if Conexant shall itself have materially breached this Agreement;

                  (iii) By the Shareholders, if a default or breach shall be made by Conexant with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the correctness of or due compliance with any of its representations and warranties contained in Article IV hereof, and such default has not been cured or waived. However, if such default or breach is curable by Conexant through the exercise of its commercially reasonable efforts, then the Shareholders may not terminate this Agreement under this Section 2.4(a)(iii) prior to the End Date, provided Conexant exercises commercially reasonable efforts to cure such breach and the breach is cured before the End Date to the reasonable satisfaction of the Shareholders holding a majority of the number of the aggregate number of Common Shares, Class A Preferred Shares and Class B Preferred Shares outstanding on the Closing Date. It is understood that the Shareholders may not terminate this Agreement pursuant to this Section 2.4(a)(iii) if the Corporation or any of the Shareholders shall have materially breached this Agreement; or

                  (iv)     By mutual consent of the Corporation and Conexant.

         (b) No termination of this Agreement, whether pursuant to this Section
2.4 or otherwise, shall terminate or impair any claim by any party against the other based upon any breach hereof, nor shall it terminate any obligations of any party to the other with respect to confidentiality of information provided to such party by the other party pursuant to the terms of the Confidentiality Agreement.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation hereby represents and warrants to Conexant as follows:

Section 3.1  Organization and Good Standing.

         (a) The Corporation is a corporation duly incorporated, organized and subsisting under the laws of Canada with the corporate power to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its business as now conducted and has made all necessary filings under all applicable corporate, securities and taxation laws or any other laws to which the Corporation is subject.

         (b) The Corporation is duly qualified or licensed to do business and in good standing as a foreign corporation in the State of California which is the only jurisdiction other than the Province of Ontario Canada in which the property owned, leased or operated by the Corporation or the nature of the business conducted by the Corporation makes such qualification or licensing necessary.

         (c) True and complete copies of the articles of incorporation, as amended, bylaws, minute books, shareholders' register and stock transfer register of the Corporation have previously been made available to Conexant or its counsel. The minute books of the Corporation are complete and accurately reflect all director and shareholder actions taken in respect of the Corporation, and all actions reflected therein have been conducted or taken in compliance with all applicable Laws and with the articles of incorporation, as amended, and bylaws of the Corporation. The share certificate books, register of shareholders and register of transfers of the Corporation are complete and accurately reflect the record ownership of all capital stock of the Corporation and all transfers thereof, and all transfers reflected therein have been duly completed and approved.

Section 3.2 Capitalization; Title to Shares and Structure.

         (a) Part 3.2(a) of the Disclosure Schedule sets forth, prior to giving effect to the Reorganization:

                  (i)      the authorized capital stock of the Corporation;

                  (ii) the number of shares of each class or series of shares of the Corporation issued and outstanding;

                  (iii) for each class or series of shares of the Corporation, the name and number of shares owned by each Person that is the record owner of such shares;

                  (iv) each Equity Security of the Corporation (other than capital stock referred to in clauses (i) through
                           (iii) hereof) authorized;

                  (v) each Equity Security of the Corporation (other than capital stock referred to in clauses (i) through
                           (iii) hereof) issued and outstanding;

                  (vi) for each Equity Security of the Corporation issued and outstanding, other than Capital stock referred to in clauses (i) through (iii) hereof:

                           (1) the type and number of securities into which or for which each such Equity Security may be converted, exchanged, or exercised;

                           (2) the exercise, conversion, exchange or strike price or other consideration payable by any holder of such Equity Security on conversion, exchange or exercise thereof;

                           (3)      the dates or times any such Equity Security
                                    (1) was issued or granted, (2) may be
                                    converted, exchanged or exercised, (3)
                                    expires, terminates or matures and (4) vests or becomes transferable; and

                           (4) the name of and number of units owned by each Person that is the record owner of each such Equity Security.

         (b) No shares of capital stock or Equity Securities are held by the Corporation in treasury.

         (c) All of the outstanding shares of capital stock and all of outstanding Equity Securities are duly authorized, validly issued, fully paid (other than as set forth in Part 3.2(c) of the Disclosure Schedule for Equity Securities) and non-assessable, and were not issued in violation of, and are not subject to, any preemptive rights which have not been complied with or waived.

         (d) Except as set forth in Part 3.2(d) of the Disclosure Schedule, or as provided in this Agreement or the other Transaction Documents, the capital stock and Equity Securities are not subject to:

                  (i)      any Lien;

                  (ii) any restriction on transfer (other than any arising under applicable securities laws); or

                  (iii) any Contract of any kind with any Person other than the Corporation, including any shareholder, voting trust, hypothecation, loan, acquisition or transfer agreement and any stock swap, hedge, collar, cap, loan or other derivative contract.

         (e) There are no bonds, debentures, notes or other indebtedness of the Corporation having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which any Shareholders may vote.

         (f) Except as set forth in Part 3.2(f) of the Disclosure Schedule, or as contemplated by this Agreement or the other Transaction Documents, there are no Contracts of the Corporation to repurchase, redeem or otherwise acquire any capital stock or Equity Securities of the Corporation.

         (g) Each Shareholder is, and at the Time of Closing will be, the registered owner of the respective number of Class A Preferred Shares, Class B Preferred Shares, Common Shares, Employee Stock Options, Convertible Debenture Options and Warrants set out, respectively, adjacent to such Shareholder's name in Schedule A hereto (adjusted to reflect any exercises by a Shareholder between the date hereof and the Time of Closing of any Employee Stock Options, Convertible Debenture Options or Warrants), free and clear of any Lien (other than the restrictions set forth in this Agreement and the other Transaction Documents).

         (h) Except as referred to in Part 3.2(a) of the Disclosure Schedule, there are no securities, options, warrants, calls, rights or other Contracts, including, without limitation, stock appreciation rights, "phantom" stock or similar plans or rights, obligating the Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities or assets of the Corporation or obligating the Corporation to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract, including any securities pursuant to which rights to acquire capital stock become exercisable only after a change of control of the Corporation or upon the acquisition of a specified amount of the Common Stock or voting power of the Corporation.

Section 3.3 No Subsidiaries. The Corporation does not have any Subsidiaries. The Corporation does not have any Investments in other Persons except for cash and cash equivalents of the type reflected in the Financial Statements. Except as disclosed pursuant to Section 3.18, the Corporation is not a participant in any joint venture, partnership or similar arrangement.

Section 3.4 Due Authorization; Enforceability. The Corporation has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions. Each Shareholder has the legal capacity and full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions. Subject only to obtaining approvals at a meeting from the holders of at least two-thirds of each class of the Corporation's Shares or by a resolution signed by all such holders with respect to the filing of the articles of amendment in
Exhibit I and II hereto, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions by the Shareholders and the Corporation have been duly authorized by all necessary or appropriate corporate or other action and no other corporate or other proceedings are necessary to authorize this Agreement or the other Transaction Documents or to consummate the Transactions. This Agreement and those Transaction Documents executed or delivered on or prior to the date of this Agreement constitute, and prior to the Time of Closing the remaining Transaction Documents required to be executed after the date of this Agreement will constitute when executed, the valid and legally binding obligations of the Shareholders and the Corporation, as the case may be (assuming that this Agreement and the Transaction Documents constitute the valid and binding obligations of Conexant), enforceable against the Shareholders and the Corporation, as the case may be, in accordance with their terms except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.5 No Violation. Except for filings and Consents set forth in Part
3.5 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Shareholders or the Corporation, nor the consummation by the Shareholders or the Corporation of the Transactions, will, with or without the giving of notice or lapse of time or both: (i) violate, conflict with or result in any breach of any provision of the articles of incorporation, as amended or by-laws of the Corporation; (ii) require any Permit of any Governmental Authority or violate, conflict with or constitute a default under any of the terms or requirements of any Permit that is held by the Corporation; or (iii) result in a material violation or breach of, or constitute a material default (or give rise to any rights of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Corporation is a party or by which any of its assets or properties is bound which would have a Material Adverse Effect; or (iv) violate or result in any breach of any Law applicable to the Corporation.

Section 3.6     Financial Statements.

         (a) The Corporation has delivered to Conexant true and correct copies of the Financial Statements.

         (b) The Financial Statements were prepared from and in accordance with the books and records of the Corporation in accordance with GAAP consistently applied, are true and correct and fairly present the financial condition, results of operations, changes in shareholder's equity and cash flow of the Corporation as of and for the periods indicated or as of the respective dates set forth therein.

         (c) As of the date hereof, the Corporation did not have any Liabilities that were not adequately reflected or reserved for in the Balance Sheet, except
(i) as set forth in Part 3.6(c) of the Disclosure Schedule (none of which would have a Material Adverse Effect) or (ii) for current liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date. The Corporation has no Liabilities which are unrelated to the business of the Corporation as currently conducted by it and no Liabilities which are related in any way to any circumstance, event, transaction or occurrence, or any Contract entered into or Permit obtained, prior to June 30, 1997.

Section 3.7 Absence of Certain Changes. Since the date of the Financial Statements, the Corporation has been operated only in the ordinary course of business and has not suffered any Material Adverse Effect, and no condition or event, change or development has occurred which, individually or in the aggregate, may result in such a Material Adverse Effect. Except as set forth in
Part 3.7 of the Disclosure Schedule or as expressly permitted by this Agreement or the Transaction Documents, since the date of the Financial Statements the Corporation has not:

         (a)      except as set forth in Part 3.2(a) of the Disclosure Schedule,
                  (1) declared, set aside or paid any dividend or made any other actual, constructive or deemed distribution with respect to any of its shares of capital stock, or otherwise made any payments to its stockholders in their capacity as such; (2) redeemed, purchased or otherwise acquired any of its shares of capital stock or any other securities or any rights, warrants or option to acquire any such shares or other securities; (3) split, combined or reclassified any of its shares of capital stock; or (4) issued or authorized the issuance of, or granted any registration rights with respect to, any shares of its capital stock or any other securities in respect of, in lieu of or in substitution for any of its shares of capital stock or (5) issued or authorized the issuance of any Equity Securities;

         (b)      amended its articles of incorporation or bylaws;

         (c) (1) granted to any officer or director any increase in compensation, severance or termination pay or voluntarily accelerated the vesting thereof, (2) entered into, terminated or modified any employment, severance, termination or consulting agreement with any employee, officer, director or consultant, (3) increased or established any bonus, insurance, deferred compensation, pension, retirement, savings, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (4) suffered or received threats of any labour strike, dispute, slowdown or work stoppage;

         (d) suffered any damage, destruction or other loss, whether or not covered by insurance in excess of $25,000;

         (e) made any payment to any Shareholder or any Affiliate of a Shareholder exceeding $25,000 in the aggregate;

         (f)      revalued any of its assets;


         (g) licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any Intellectual Property rights, except in the ordinary course of business consistent with past practice;

         (h) incurred, assumed, created or guaranteed, directly or indirectly, any Liability exceeding $25,000 in the aggregate, except for trade or business obligations in the ordinary course of business consistent with past practice;

         (i) sold, transferred or leased any material assets, except for the sale of inventory in the ordinary course of business consistent with past practice;

         (j) made any change in accounting methods, policies, practices or principles;

         (k) amended, renegotiated or terminated (other than by completion thereof) any Contract except in the ordinary course of business consistent with past practice;

         (l) made any capital expenditure or series of capital expenditures in excess of $25,000 in the aggregate;

         (m) entered into any (A) purchase Contracts in excess of its normal operating inventories or at prices above customary prices or (B) sales Contracts in excess of $25,000 or at prices below customary prices; or

         (n) agreed, whether in writing or otherwise, to take any action of a type described in this Section 3.7.

Section 3.8 Litigation. Except as set forth in Part 3.8 of the Disclosure Schedule, (i) there is no Order in effect to which any Shareholder, the Corporation or any Affiliate thereof is a party and which relates to or affects the Corporation, the business of the Corporation or the Transactions and (ii) neither the Corporation, the Shareholders nor any Affiliate thereof is a party to, or engaged in, or to the Knowledge of the Corporation, threatened, with any Action which relates to or affects the Corporation, the business of the Corporation or the Transactions, and, to the Knowledge of the Corporation, no event has occurred or condition exists which would form the basis of an Action described in this Section 3.8. None of the Actions disclosed or required to be disclosed in Part 3.8 of the Disclosure Schedule, if adversely determined will have a Material Adverse Effect on the Corporation.

Section 3.9 Compliance with Laws. The Corporation is, and has been, in compliance with all Laws and Orders applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except for such non-compliance as would not have a Material Adverse Effect on the Corporation. No investigation or review by any Governmental Authority with respect to the Corporation is pending or, to the Knowledge of the Corporation, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review. Part 3.9 of the Disclosure Schedule contains a complete and accurate list of all Permits that are held by the Corporation or that otherwise relate to its business or to any of the assets owned or used by the Corporation. The Permits listed in Part 3.9 of the Disclosure Schedule constitute all of the Permits necessary to permit the Corporation lawfully to conduct and operate its business in the manner in which it currently conducts and operates its business and to permit the Corporation to own and use its assets in the manner in which it currently owns and uses such assets. The Corporation is in full compliance with all of the terms and requirements of each Permit identified or required to be identified in Part 3.9 of the Disclosure Schedule.

Section 3.10 Environmental Matters. None of the real property now or previously owned or leased by the Corporation or any predecessor thereof has been used at any time: (i) as a site for the storage or disposal of any Hazardous Material or (ii) so as to cause a violation of or to give rise to a removal, restoration or reimbursement Liability under any Environmental Law. The Corporation has no Liability under any applicable Environmental Law or under any Contract related to or affecting its business with respect to or as a result of
(A) the storage, handling or removal by or at the request of the Corporation or any predecessor of the Corporation of any Hazardous Material at or from such property, (B) the disposition of such removed Hazardous Materials at any other locations, (C) the Release or presence of Hazardous Materials at any location or
(D) the discontinuance, sale or transfer of operations of any business conducted at such properties.

Section 3.11 Taxes.

         (a) All material Tax Returns required to be filed by or on behalf of the Corporation have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired. Each such Tax Return was true, complete and correct in all material respects. All Taxes with respect to taxable periods covered by such Tax Returns and all other material Taxes for which the Corporation is otherwise liable that are due have been paid in full and to the extent the Liabilities for such Taxes are not due, adequate reserves have been established, in accordance with GAAP consistently applied.

         (b) All Taxes due, assessed or re-assessed against the Corporation, or as shown on such Tax Returns, or with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority for which the Corporation is or might otherwise be liable, have been paid in full. The Corporation has never been delinquent in the payment of any Tax. Except as set forth in Part 3.11 of the Disclosure Schedule, there is no audit, examination, assessment, deficiency or refund Action pending with respect to any Taxes and no taxing authority has given written notice of the commencement of any audit, examination, assessment or deficiency litigation with respect to any Taxes. No issue has arisen in any examination of the Corporation by any taxing authority that, if raised with respect to the same or substantially similar facts arising in any other Tax period not so examined, would result in a deficiency for such other period, if upheld.

         (c) No Liens for Taxes exist with respect to any of the assets of the Corporation, except for Taxes not yet due and payable.

         (d) There is no tax sharing, indemnification or allocation agreement or similar arrangement that will require any payment by the Corporation after the date of this Agreement.

         (e) Canada is the only jurisdiction in which the Corporation regularly conducts trade or business whose tax authorities seek to charge Tax on the worldwide profits or gains of the Corporation.

         (f) The Corporation has timely withheld proper and accurate amounts from its employees, customers, independent contractors, shareholders and others from whom it is or was required to withhold Taxes in compliance with all applicable laws and has timely paid all such withheld amounts to the appropriate taxing authorities.

         (g) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes of the Corporation due for any taxable period under the Income Tax Act (Canada), the regulations made thereunder or any other legislation or regulations imposing Tax on the Corporation.

         (h) The Corporation has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Corporation which is not allowable as a deduction in calculating the profits of the Corporation for taxation purposes.

         (i) The Corporation is not a partner or a member of any partnership or joint venture, or any other entity classified as a partnership or other pass-through entity for taxation purposes.

         (j) No claim has been made by any taxing authority in a jurisdiction where the Corporation does not file Tax Returns that the Corporation is or may be subject to Tax in that jurisdiction.

         (k) The paid-up capital for purposes of the Income Tax Act (Canada) in respect of each class of shares of the Corporation is not less than the stated capital in respect of such class.

Section III.12 Property.

         (a) The Corporation has good and marketable title to all property, equipment and other assets owned by it (whether personal, mixed, tangible or intangible), free and clear of any Lien, except for Permitted Liens and such Liens that would not, individually or in the aggregate, have a Material Adverse Effect. The Corporation does not own any real property. The Corporation has valid and enforceable leases for the premises and the equipment, furniture and fixtures purported to be leased by it, free and clear of any Lien, except for Permitted Liens, and such Liens that would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) The Corporation enjoys peaceful and undisturbed possession of all property leased, subleased or occupied by the Corporation pursuant to a lease. There are no restrictions imposed by any lease or other Contract or by Law which preclude or restrict the ability to use the property leased, subleased or occupied by the Corporation pursuant to a lease for the purposes for which they are currently being used. The Corporation is not in material default, and no notice of alleged default has been received by the Corporation, under any such lease or Contract and no lessor is in default or alleged to be in default thereunder.

         (c) The properties, assets and rights owned or leased by the Corporation constitute all properties (whether real or personal or tangible or intangible), assets and rights necessary for the Corporation to conduct its business after the Time of Closing as it is presently conducted by the Corporation and as it will be conducted on the Closing Date, no Shareholder or to the Knowledge of the Corporation, any Affiliate of any Shareholder owns or leases to the Corporation any of such properties, assets or rights.

         (d) The facilities and equipment owned or leased by the Corporation are in good operating condition and repair and free from any defects, reasonable wear and tear excepted, and are suitable for the uses for which they are being used and are performing the functions for which they were intended.

Section 3.13 Intellectual Property Matters.

         (a) Part 3.13(a) of the Disclosure Schedule describes all domestic and foreign (i) issued patents, pending patent applications, approved patents and invention disclosures awaiting filing, (ii) registered trademarks and service marks, pending trademark and service mark applications and unregistered trademarks and service marks, (iii) registered copyrights, pending copyright applications and unregistered copyrights that constitute Business Intellectual Property, together with the name of the owner of each thereof, the country and the serial number, if applicable.

         (b) Part 3.13(b) of the Disclosure Schedule lists all Contracts of the Corporation or any of its Subsidiaries relating to the Business Intellectual Property, including the distribution or license of Business Intellectual Property (whether as licensor or licensee). Also included are Contracts of the Corporation or any of its Subsidiaries with current or former employees, consultants or contractors, regarding the assignment, appropriation or nondisclosure of any Intellectual Property.

         (c) Except for those items identified in Part 3.13(c) of the Disclosure Schedule:


                  (i) other than the Business Intellectual Property owned by a Person other than the Corporation that is subject to a license agreement in favour of the Corporation or any of its Subsidiaries set forth on
                           Part 3.13(b) of the Disclosure Schedule, the
                           Corporation owns all right, title and interest in and to the Business Intellectual Property listed in Part 3.13(a) of the Disclosure Schedule, and has an absolute right to use all of the Business Intellectual Property, free and clear of any Liens and free from any requirement of any past, present or future payments (other than maintenance and similar payments), charges or fees or conditions, rights or restrictions;

                  (ii) all license agreements listed in Part 3.13(b) of the Disclosure Schedule were entered into by authorized representatives of the Corporation or any of its Subsidiaries;

                  (iii) no service rendered by the Corporation, or any product, process or material developed, manufactured, produced or used by the Corporation, infringes upon, or, to the Knowledge of the Corporation, is alleged to infringe upon, any Intellectual Property or other rights owned or held by any other Person;

                  (iv) no Business Intellectual Property (to the Knowledge of the Corporation with respect to Business Intellectual Property owned by a Person other than the Corporation that is subject to a license agreement in favour of the

                           Corporation or any of its Subsidiaries set forth on
                           Part 3.13(b) of the Disclosure Schedule) infringes upon, or, to the Knowledge of the Corporation, is alleged to infringe upon, any Intellectual Property or other rights owned or held by any other Person;

                  (v) the rights of the Corporation in and to all Business Intellectual Property are valid and enforceable and no Business Intellectual Property (to the Knowledge of the Corporation with respect to Business Intellectual Property owned by a Person other than the Corporation that is subject to a license agreement in favour of the Corporation or any of its Subsidiaries set forth on Part 3.13(b) of the Disclosure Schedule) is subject to any outstanding Lien, judgment, ruling, order, writ, decree, stipulation, injunction or determination by or with any Governmental Authority, nor is there (or has there been) any pending or, to the Knowledge of the Corporation threatened, any Action relating to any Business Intellectual Property (including any interference, reissue, reexamination or opposition proceeding or proceeding contesting the rights of the Corporation to any Business Intellectual Property or the ownership, use, enforceability or validity of any Business Intellectual Property);

                  (vi) to the Knowledge of the Corporation, there is no infringement or misappropriation of any Business Intellectual Property by any party or Person;


                  (vii) there are no Contracts between the Corporation, and any other party or Person, that may have been terminated or expired prior to the date of this Agreement and under which the Corporation has granted rights or licenses in any Business Intellectual Property or granted an option to acquire any rights or licenses in any Business Intellectual Property, which rights or licenses or option to acquire survived such termination or expiration;

                  (viii) the Corporation has not covenanted or agreed with any Person not to sue or otherwise enforce any legal rights with respect to any Business Intellectual Property;

                  (ix) all Business Intellectual Property (other than Business Intellectual Property owned by a Person other than the Corporation that is subject to a license agreement in favor of the Corporation or any of its Subsidiaries set forth on Part 3.13(b) of the Disclosure Schedule), was developed entirely by employees of the Corporation or any of its Subsidiaries during the time they were employees of the Corporation or any of its Subsidiaries;

                  (x) all of the Business Intellectual Property (to the Knowledge of the Corporation with respect to Business Intellectual Property owned by a Person other than the Corporation that is subject to a licence agreement in favour of the Corporation or any of its Subsidiaries set forth on Part 3.13(b) of the Disclosure Schedule) is in compliance in all material respects with all applicable Laws (including payment of filing, examination, and maintenance fees and proofs of working or use);

                  (xi) all agreements between the Corporation and any third party or Person relating to the Business Intellectual Property are on a non-exclusive basis and no such agreements are subject to clauses that materially change the terms of such agreements as a result of the Transactions;

                  (xii) the Corporation has not sold, assigned, licensed or otherwise transferred any Business Intellectual Property developed or acquired by the Corporation, except pursuant to non-exclusive licenses that may be terminated by the Corporation on not more than 30 days notice and without payment by the Corporation of any monetary amount;

                  (xiii) no Business Intellectual Property (to the Knowledge of the Corporation with respect to Business Intellectual Property that is owned by a Person other than the Corporation that is subject to a licence agreement in favour of the Corporation or any of its Subsidiary set forth on Part 3.13(b) of the Disclosure Schedule) has been abandoned or has expired for non-payment of maintenance fees or failure to respond to administrative deadlines;

                  (xiv) the Corporation has taken all reasonable steps (including measures to protect secrecy and confidentiality) to protect the Corporation's right, title and interest in and to all Business Intellectual Property. All employees, agents, consultants and other representatives of the Corporation who have access to confidential or proprietary information of the Corporation have a legal obligation of confidentiality to the Corporation with respect to such information;

                  (xv) all employees of the Corporation have duly executed and delivered agreements with the Corporation pertaining to the assignment, without additional consideration, to the Corporation of all inventions, discoveries and ideas, whether or not patented or patentable, conceived or reduced to practice during the course of their employment or engagement by the Corporation;

                  (xvi) the documentation that the Corporation possesses relating to trade secrets and confidential business and technical information included in the Business Intellectual Property is current, accurate, and sufficient in detail and content to identify and explain such trade secrets and confidential business and technical information and to allow its full and proper use without reliance on the knowledge or memory of any Person;

                  (xvii) the Business Intellectual Property constitutes all Intellectual Property rights necessary to conduct fully the Business as currently conducted and as it will be conducted through the Closing Date; and

                  (xviii) no Business Intellectual Property or any service rendered by the Corporation or any product, process or material developed, manufactured, produced or used by the Corporation infringes upon, contributorily infringes upon, or induces infringement of, any Intellectual Property or other rights owned or held by Nortel Inc. or any Affiliate of Nortel Inc.

Section 3.14 Employee Benefit and Labour Matters.

         (a) The Corporation is not a party to any Contract regarding collective bargaining or other Contract with any labour union or association representing any employee employed by the Corporation or otherwise engaged in the business of the Corporation. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Corporation's employees by way of certification, interim certification, voluntary recognition, designation or successor rights, (ii) has applied to be certified as the bargaining agent of any of the Corporation's employees, or (iii) has applied to have the Corporation declared a related employer pursuant to Section 1(4) of the Labour Relations Act (Ontario). No Contract regarding collective bargaining has been requested by, or is under discussion between management of the Corporation (or any management group or association of which the Corporation is a member or otherwise a participant) and any group of employees employed by the Corporation or otherwise engaged in the business of the Corporation. There are no representation proceedings or petitions seeking a representation proceeding presently pending against the Corporation with any labour relations tribunal. There are no other current activities known to the Corporation to organize any employees of the Corporation into a collective bargaining unit. There is no unfair labour practice charge or complaint pending or, to the Knowledge of the Corporation, threatened. During the past three years, there has been no labour strike, slow-down, work stoppage, arbitration, grievances or other work-related dispute involving the Corporation or otherwise related to the business of the Corporation, and no such dispute is now pending or threatened against the Corporation.

         (b) Part 3.14(b) of the Disclosure Schedule sets forth a true, accurate and complete list of each pension, retirement, savings, cash balance, profit sharing, deferred compensation, medical, vision, dental and other health plan, cafeteria, short- and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, incentive, severance and special compensation and other plan and each other employee benefit plan, program and Contract which is related to the Business and to which the Corporation contributes or is required to contribute, or which the Corporation sponsors, maintains or administers or which is otherwise applicable to employees or categories of employees of the Corporation (hereinafter referred to collectively as the "Plans"). True, accurate and complete copies of all documents relating to such Plans have previously been made available to Conexant.

         (c) All Plans have been duly registered where required by, and are in good standing under, all applicable legislation, including the Income Tax Act (Canada) and the Pension Benefits Act (Ontario). All required employer contributions under any such Plans, the Income Tax Act (Canada) and the Pension Benefits Act (Ontario) have been timely made and no past service funding liabilities exist thereunder.

         (d) None of the Plans is subject to ERISA or the Internal Revenue Code. The Corporation has not maintained, contributed to, participated in or incurred any liability to or under (i) any plan subject to ERISA or the Internal Revenue Code or (ii) any "multiemployer plan" (as defined under ERISA).

         (e) The Corporation has no obligation to provide post-retirement welfare benefits to employees of the Corporation.

         (f) The Corporation has previously made available to Conexant an accurate and complete list as of the date set forth therein of each employment, consulting, termination, confidentiality, non-competition, retention, severance or other Contract with employees or independent contractors or leased or interim employees of the Corporation. All such Contracts are valid and enforceable, and neither the Corporation nor, to the Knowledge of the Corporation, any employee, independent contractor or leased or interim employee is in default in any material respect under any thereof. Neither the execution, delivery or performance of this Agreement or the other Transaction Documents nor the consummation of the Transactions will result in any obligation to pay any employees, independent contractors or leased or interim employees of the Corporation severance pay, or termination, retention or other benefits.

         (g) The Corporation has previously made available to Conexant an accurate and complete list as of the date set forth therein of each employee, independent contractor or leased employee of the Corporation (including those who are actually employed or on layoff, leave, or short-term disability or other permitted absence from employment, but excluding those who are on long-term disability), together with each such individual's (i) starting date of work,
(ii) present hourly or, if salaried, annual compensation rate, (iii) job title;
(iv) vacation accrued; and (v) service credited for purposes of vesting and eligibility to participate under any Plans. None of such persons has notified the Corporation, and the Corporation has no reason to believe, that any of such persons intends to terminate employment or any other relationship with the Corporation following the consummation of the Transactions.

         (h) No charge against the Corporation or any of its employees is pending before any Governmental Authority responsible for the prevention of unlawful employment. No claims relating to employment or loss of employment from the Corporation are pending in any Governmental Authority and, to the Knowledge of the Corporation, no such claims are threatened. No notice of intent of any Governmental Authority responsible for the enforcement of labour or employment regulations to conduct an investigation has been received, and no such investigation is in progress.

         (i) There are two employees of the Corporation who reside or work in the United States. All employees presently employed by the Corporation in the United States are authorized for employment by the Corporation in accordance with the Immigration and Naturalization Act.

         (j) No notice has been received by the Corporation of any complaint (which has not been resolved) filed by any of its employees claiming that the Corporation has violated the Employment Standards Act (Ontario) or the Human Rights Code (Ontario) (or any applicable employee or human rights or similar legislation in the other jurisdictions in which the Corporation operates), or of any complaints or proceedings which have not been resolved of any kind involving the Corporation or, to the Corporation's knowledge, after due inquiry, any of the employees of the Corporation before any labour relations board. There are no outstanding orders or charges against the Corporation under the Occupational Health and Safety Act (Ontario) (or any applicable health and safety legislation in the other jurisdictions in which the Corporation carries on business). All levies, assessments and penalties made against the Corporation pursuant to the Workers' Compensation Act (Ontario) (and any applicable workers' compensation legislation in the other jurisdictions in which the Corporation carries on business) have been paid by the Corporation and the Corporation has not been reassessed under any such legislation except such as have been resolved.

         (k) All vacation pay (including all banked vacation pay), bonuses, commissions and other employee benefit payments are reflected and have been accrued in the Books and Records of the Corporation.

         (l) No payments have been made or authorized since the date of the Financial Statements by the Corporation to its officers, directors, former directors, shareholders or employees or to any Person not dealing at arm's length (as such term is defined in the Income Tax Act (Canada)) with any of the foregoing, except in the ordinary course of the Business and at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature.

Section 3.15 Other Compensation Arrangements. Except as set forth on Part 3.15 of the Disclosure Schedule, the Corporation is not a party to any (i) consulting Contract (as recipient of services) (x) terminable on more than 30 calendar days notice or (y) involving the payment of more than $25,000 per annum, (ii) Contract with any employee of the Corporation (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Corporation of the nature contemplated by this Agreement and the Transaction Documents or (y) providing any term of employment or compensation guarantee or (iii) Contract or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Transactions or the value of any of the benefits of which will be calculated on the basis of the Transactions.

Section 3.16  Transactions With Affiliates.

         (a) Except as set forth on Part 3.16(a) of the Disclosure Schedule or as set forth in the notes to the Financial Statements, during the past three years, no Shareholder and no Affiliate of any Shareholder (other than the Corporation) (x) has had any interest in any property (whether real, personal, or mixed, and whether tangible or intangible), used in or pertaining to the business of the Corporation or (y) to the Knowledge of the Corporation has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with the Corporation (other than business dealings or transactions conducted in the ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms), or (ii) engaged in competition with the Corporation with respect to any line of the products or services of the Corporation in any market presently served by the Corporation (except for ownership of less than five percent of the outstanding capital stock of any corporation that is publicly traded on any recognized exchange or in the over-the-counter market).

         (b) Except for those Shareholders that are employees of the Corporation and except as disclosed in Part 3.16(b) of the Disclosure Schedule, no Shareholder and to the Knowledge of the Corporation no Affiliate of any Shareholder provides any services to the Corporation.

Section 3.17 Customers and Suppliers.

         (a) Part 3.17(a) of the Disclosure Schedule sets forth a list of the 10 most significant customers of the Corporation in terms of revenues to the Corporation during the twelve-month period ended December 31, 1999, showing the approximate total revenues of the Corporation from each customer during the period then ended. Except to the extent set forth in Part 3.17(a) of the Disclosure Schedule, the Corporation has not received any notice or has any reason to believe that any customer of the Corporation has ceased, or will cease, to use the products, equipment, goods or services of the Corporation, or has reduced or will reduce, the use of such products, equipment, goods or services at any time after the Closing, as a result of the Transactions or otherwise.

         (b) Part 3.17(b) of the Disclosure Schedule sets forth a list of the 10 most significant suppliers of services (including, without limitation, subcontractors), raw materials, supplies, merchandise or other goods for the Corporation in terms of purchases for the twelve-month period ended December 31, 1999 by the Corporation, showing the amount which the Corporation paid to each such significant supplier during such period. Except as disclosed in Part 3.17(b) of the Disclosure Schedule, the Corporation has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Corporation on the same terms and conditions to those used in its current sales to the Corporation, subject only to general and customary price increases, as a result of the Transaction or otherwise.

Section 3.18   Material Contracts.

         (a) Part 3.18(a) of the Disclosure Schedule identifies all of the following types of agreements, understandings, Contracts, obligations or promises, (whether written or oral and whether express or implied) to which the Corporation is a party or by which any of its properties or assets is bound or affected:

         (i) pursuant to which the Corporation is the lessee of, or holds or uses, or is the lessor of, or makes available for use, (A) any real property or (B) any machinery, equipment or other tangible personal property, which has an aggregate annual future liability or receivable, as the case may be, in excess of $25,000;

         (ii)     all contracts with customers and suppliers referred to in
                  Section 3.17;

         (iii) relating to indebtedness of the Corporation, including any note, bond, debenture, instrument or other evidence of indebtedness under which the Corporation has borrowed any money from, or loaned any money to, any Person;

         (iv) providing for or containing any mortgage, pledge, security agreement, deed of trust, financing lease or similar instrument granting any Lien on any property owned or used by the Corporation;

         (v) under which (A) any Person has directly or indirectly guaranteed indebtedness or other Liabilities of the Corporation, (B) the Corporation has directly or indirectly guaranteed indebtedness or other Liabilities of any Person or
                  (C) the Corporation has any obligations relating to the financial condition of any other Person (including so-called "keepwell" agreements), in each case, other than endorsements for the purpose of collection in the ordinary course of business;

         (vi) (A) for the management, operation or control by or of any Person (or any division, material assets, operating unit or product line thereof), (B) under which the Corporation has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person or (C) which involves a sharing of profits, losses, costs or Liabilities by the Corporation with any other Person, including, stockholder, joint venture, strategic alliance, joint marketing, research and development, and any other similar Contracts;

         (vii) providing for indemnification to or from any Person with respect to Liabilities relating to any current or former business of the Corporation or any predecessor Person;

         (viii) between or among any Shareholder, the Corporation and any of their respective Affiliates;

         (ix) which limits or purports to limit the ability of the Corporation to compete in any line of business or with any Person or in any geographic area;

         (x) containing confidentiality or non-disclosure obligations to or from the Corporation;

         (xi) for the purchase or sale (through the acquisition of shares, assets or by merger, reorganization, or otherwise) of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof;

         (xii)    with any Governmental Authority;

         (xiii) containing any restrictions with respect to payment of dividends or any other distributions in respect of the capital stock of the Corporation; and

         (xiv) which is otherwise material to the business of the Corporation and is not described in any of the categories specified in this Section.

         Each item set forth or required to be set forth on Part 3.18 (a) of the Disclosure Schedule is referred to herein as a "Material Contract."

         (b) Each Material Contract was entered into in the ordinary course of business, is in full force and effect and is a legal, valid and binding obligation to the Corporation (and to the Knowledge of the Corporation, each other party or parties thereto), enforceable in accordance with its terms except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Corporation has performed the obligations required to be performed by it to date and, except as disclosed in Part 3.18(b) of the Disclosure Schedules, is not (with or without the lapse of time or the giving of notice, or both) in material breach or default or alleged to be in breach or default under any Material Contract and, to the Knowledge of the Corporation, the other parties thereto have complied in all material respects thereunder. To the Knowledge of the Corporation, no event has occurred or circumstance exists that (with or without lapse of time or the giving of notice) may contravene, conflict with or result in a violation or material breach of or give the Corporation or other Person the right to declare a default or exercise any remedy under or to accelerate the maturity of or to cancel, terminate or modify, any Material Contract. There are no re-negotiations of, attempts or requests to re-negotiate or outstanding rights to re-negotiate any Material Contract with any Person. The Corporation has previously delivered to Conexant, true and complete copies of all Material Contracts.

         (c) Except as set forth on Part 3.18(c) of the Disclosure Schedule, (A) there are no change of control or similar provisions or any obligations arising under any Material Contract which are created, accelerated or triggered by the execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation of the Transactions and (B) the Transactions will not (x) constitute a "change of control" under, require the Consent from or the giving of notice to any Person, permit any Person to terminate or accelerate vesting, grant any repayment or repurchase rights to any Person, or create any other detriment under the terms, conditions or provisions of any Material Contract.

Section 3.19 Insurance. Each of the Insurance policies and surety bonds which the Corporation maintains with respect to the Corporation or its assets, Liabilities, employees, officers, directors or representatives (the "Insurance Policies"): (i) will not lapse or be subject to suspension, modification, revocation, cancellation, termination or nonrenewal by reason of the execution, delivery or performance of any Transaction Document or consummation of the Transactions; (ii) insure the Corporation in reasonably sufficient amounts against all risks usually insured against by Persons operating similar businesses or properties in the localities where such businesses or properties are located and (iii) are sufficient for compliance with all material requirements of Law. The Corporation is current in all premiums or other payments due under each Insurance Policy and, to the Knowledge of the Corporation has otherwise performed in all material respects all of its respective obligations thereunder. The Corporation has not received any notice that any Insurance Policy is not in full force and effect, and the Corporation has no knowledge of any event, circumstance or condition that would cause (or would be reasonably likely to cause) any Insurance Policy not to be in full force and effect. The Corporation has given timely notice to the insurer under each Insurance Policy of all claims that may be insured thereby.

Section 3.20 Disclosure.

         (a) No representation or warranty of the Corporation in this Agreement and no statement contained in any Transaction Document contains any untrue statement or omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. All financial projections provided to Conexant concerning the Corporation or its business have been reasonably prepared on bases reflecting the best currently available estimates and judgment of the Corporation's management as to the future operating and financial performances of the Corporation.

         (b) None of the information supplied or to be supplied by the Corporation for inclusion or incorporation by reference in the Registration Statement will, at the time any amendment or supplement to the Registration Statement is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing provisions of this Section, no representation or warranty is made by the Corporation with respect to statements made or incorporated by reference in the Registration Statement based on information supplied by Conexant for inclusion or incorporation by reference therein.

         (c) Each Shareholder acknowledges that it has received and had an opportunity to review and evaluate the Confidential Information Memorandum of Conexant dated April 11, 2000 relating to the Transactions.

Section 3.21 Brokers or Finders. Except for Credit Suisse First Boston, neither the Corporation nor any Shareholder, nor any of their respective representatives has incurred any Liability on the part of the Corporation for brokerage or finders' fees or agents' commissions or other similar payment in connection with the negotiation, preparation, delivery or execution of this Agreement or the consummation of the Transactions, nor is there any basis, to the Knowledge of the Corporation or any of the Shareholders, for any such fee, commission or similar payment to be claimed by any Person against the Corporation.

Section 3.22 Representations Complete. The representations and warranties made by the Corporation in this Article III and in any certificate furnished by the Corporation or any of its subsidiaries pursuant to this Agreement, when all such documents are read together in their entirety, do not and will not at the Closing Time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONEXANT

        Conexant represents and warrants to the Shareholders as follows:

Section 4.1 Organization, Standing and Power. Conexant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect on Conexant.

Section 4.2 Due Authorization; Enforceability. Conexant has all requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions by Conexant have been duly authorized by all necessary or appropriate corporate or other action and no other corporate or other proceedings are necessary to authorize this Agreement or the other Transaction Documents or to consummate the Transactions. This Agreement and those Transaction Documents executed or delivered on or prior to the date of this Agreement constitute, and prior to the Time of Closing the remaining Transaction Documents required to be executed after the date of this Agreement will constitute when executed, the valid and legally binding obligations of Conexant (assuming that this Agreement and the Transaction Documents constitute the valid and binding obligations of the Shareholders and the Corporation), enforceable against Conexant in accordance with their terms except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 4.3 No Violation. Except for filings and Consents set forth in Part 4.3 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement by Conexant, nor the consummation by Conexant of the Transactions, will, with or without the giving of notice or lapse of time or both: (i) violate, conflict with or result in any breach of any provision of the articles of association or by-laws of Conexant; (ii) require any Permit of any Governmental Authority or violate, conflict with or constitute a default under any of the terms or requirements of any Permit that is held by Conexant; or (iii) result in a violation or breach of, or constitute a default (or give rise to any rights of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Conexant is a party or by which any of its assets or properties is bound; or (iv) violate, conflict with or result in any breach of any Law applicable to Conexant.

Section 4.4 Financial Statements and SEC Documents. Since January 1, 1999, Conexant has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, with amendments read together with underlying documents, are referred to herein as the "SEC Documents"). As of the date of this Agreement, no event has occurred with respect to Conexant that would require Conexant to have filed any other report or make any other disclosure pursuant to the Exchange Act. As of the Closing Date, no event shall have occurred with respect to Conexant that will require Conexant to file any other report or make any other disclosure pursuant to the Exchange Act except for such other reports or disclosures as do not and will not disclose an adverse material change to the business operations, assets or condition (financial or otherwise) of Conexant and its Subsidiaries, on a consolidated basis. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Conexant included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of Conexant and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.5 Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there is no action, suit, claim, investigation or proceeding (or any basis therefor known to Conexant) pending against or, to the knowledge of Conexant, threatened against Conexant or its properties and assets before any court or arbitrator or any Governmental Entity that could reasonably be expected to have a material adverse effect on Conexant's Business Condition. Conexant is not subject to any order, writ, judgment, decree, or injunction that has a Material Adverse Effect.

Section 4.6 Disclosure. Conexant covenants that none of the information supplied or to be supplied by Conexant for inclusion or incorporation by reference in the Registration Statement will, at the time any amendment or supplement to the Registration Statement is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading . Notwithstanding the foregoing provisions of this Section, no representation or warranty is made by Conexant with respect to statements made or incorporated by reference in the Registration Statement based on information supplied by the Corporation for inclusion or incorporation by reference therein.

Section 4.7 Brokers and Finders. Conexant has not retained any broker, finder or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Conexant owe any fee or other amount to any broker, finder or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

Section 4.8 Special Shares. Conexant confirms that it has no current intention to dispose of the Special Shares acquired pursuant to the Reorganization.

Section 4.9 Representations Complete. The representations or warranties made by Conexant in this Article IV and in any certificate furnished by Conexant or any of its Subsidiaries pursuant to the this Agreement, when all such documents are read together in its entirety, do not contain and will not at the Time of Closing contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE V

                                    COVENANTS



Section 5.1 Taxes Not Assumed by Conexant.

         Conexant does not assume and shall not be liable for any taxes under the Income Tax Act (Canada) or any other Taxes whatsoever which may be or become payable by the Shareholders including, without limiting the generality of the foregoing, any Taxes which may be or become payable by the Shareholders resulting from or arising as a consequence of the transactions herein contemplated, including the Reorganization and the exchange of Exchangeable Share for Conexant Shares.

Section 5.2 Covenants of the Shareholders and the Corporation.

         (a) The Corporation shall ensure that the representations and warranties of the Corporation set out in Article III over which the Corporation has reasonable control are true and correct at the Time of Closing.

         (b) The Corporation shall ensure that the conditions of closing for the benefit of Conexant set out in Section 6.1(1) over which the Corporation has reasonable control have been performed or complied with at the Time of Closing. For greater certainty, the Corporation shall not be liable to Conexant for any failure to obtain the approval of the shareholders of the Corporation for the Transactions, either at a special meeting or by a signed resolution, described in Section 5.2(f).

         (c) Each Shareholder shall ensure that the conditions of closing for the benefit of Conexant set out in Section 6.1(1) over which such Shareholder has reasonable control have been performed or complied with by the Time of Closing.

         (d) The Corporation shall permit Conexant, through its agents and representatives, to make such reasonable investigation prior to the Time of Closing of the assets of the Corporation and of its financial and legal condition as Conexant consider necessary or advisable to familiarize themselves with such assets and other matters and the Corporation shall supply any and all documents and records of the Corporation to Conexant and its agents and representatives as they may reasonably require. The Corporation shall also permit the inspection of the assets of the Corporation prior to the Time of Closing by such federal, provincial or municipal authorities as Conexant may require. Such investigations and inspections shall not, however, affect or mitigate the Shareholders' or the Corporation's covenants, representations and warranties hereunder, which shall continue in full force and effect.

         (e) The Corporation shall use its reasonable best efforts to cause all the employees of the Corporation set out to Exhibit VIII to enter into employment agreements substantially in the form of Exhibit IX and non-competition agreements substantially in the form of Exhibit X prior to the Time of Closing.

         (f) The Corporation shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of obtaining the required vote of its shareholders and the Corporation shall, through its Board of Directors, unanimously recommend to its shareholders that they approve the Transactions. The Corporation shall use its commercially reasonable efforts to hold the Corporation's special shareholders' meeting on or before May 26, 2000. Alternatively, the Corporation may obtain the required approvals from its shareholders to effect the Transactions pursuant to resolutions in writing in accordance with Section 142 of the CBCA on or before April 30, 2000. The Corporation shall provide to Conexant draft copies of all materials to be provided by the Corporation to its shareholders in seeking the consent of the shareholders to the Transactions and Conexant and its counsel shall have a reasonable opportunity to provide comments on such materials prior to their mailing to the Corporation's shareholders. Such materials shall include the Confidential Offering Memorandum dated April 11, 2000, as well as Conexant's Form 10-K for its fiscal year ended September 30, 1999, Conexant's proxy statement dated January 3, 2000 and Conexant's Form 10-Q for its fiscal quarter ended December 31, 1999.

         (g) The Corporation shall use reasonable efforts to cause to be delivered to Conexant a letter of Deloitte & Touche LLP, the Corporation's chartered accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Conexant, in form and substance reasonably satisfactory to Conexant and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (h) The Corporation shall not issue any shares, convertible securities, exchangeable securities, stock options or stock appreciation rights prior to the Closing Date without the prior written approval of Conexant.

         (i) From the date hereof until termination of this Agreement in accordance with Section 2.4, each of the Shareholders covenants and agrees that:

         (i) such Shareholder will not directly or indirectly sell or offer for sale, or solicit, initiate, assist, facilitate, promote or encourage any proposal or offer from, or entertain or enter into discussions or negotiations with, any other party related to the Common Shares, Class A Preferred Shares or Class B Preferred Shares;

         (ii) such Shareholder will, to the extent permitted by relevant law, use such Shareholder's best efforts to prevent, and to vote all of the shares of the

                  Corporation owned by such Shareholder against, the occurrence of any of the following events: (A) any change in the articles or by-laws of the Corporation except as required to facilitate the Reorganization; (B) the granting of any options, warrants or securities convertible into shares of the Corporation; (C) the distribution, sale, transfer or pledge of a substantial part (being in excess of 10%) of the business or property of the Corporation; (D) the merger, consolidation, amalgamation, arrangement or reorganization of the Corporation or any other material change in the corporate structure of the Corporation, other than the Reorganization; (E) the declaration of any dividend by the Corporation, or the making of any other payment by the Corporation to its shareholders; or (F) any other material change in the business of the Corporation;

         (iii) such Shareholder will not directly or indirectly provide any information concerning the Corporation to any entity in furtherance of any of the transactions described in clauses
                  (i)(i) or (ii) above;

         (j) The Corporation covenants and agrees that it will not enter into, and will not propose to its shareholders, any transaction described in clause
(i)(ii) above, and will not directly or indirectly provide any information concerning the Corporation to any entity in furtherance of any of the transactions described in clauses (i)(i) or (ii) above;

         (k) The Corporation will promptly advise Conexant in writing: (i) of any event to occur after the date of this Agreement that would render any representation or warranty of the Corporation contained in this Agreement, if made on or as of the date of such event to be untrue or inaccurate in any material respect; (ii) of any event to occur after the date of this Agreement and prior to the Closing Time that would have a Material Adverse Effect on the Corporation; and (iii) of any breach by the Corporation, or, to the Knowledge of the Corporation, by any Shareholder, of any covenant or agreement contained in this Agreement; and

         (l) The covenants of the Corporation and the Shareholders set forth in this Agreement shall survive the completion of the Transactions and, notwithstanding such completion, shall continue in full force and effect for the benefit of Conexant in accordance with the terms thereof.

Section V.3 Covenants of Conexant.

         (a) Conexant shall ensure that the representations and warranties of Conexant set out in Article IV over which Conexant has reasonable control are true and correct at the Time of Closing and that the conditions of closing for the benefit of the Shareholders set out in Section 6.2(1) over which Conexant has reasonable control have been performed or complied with by the Time of Closing.

         (b) So long as any Exchangeable Shares are outstanding, Conexant shall provide to the registered holders thereof the same information and at the same times that Conexant provides from time to time to the holders of Conexant Shares.

         (c) Conexant shall file a notification for listing of the Conexant Shares on the NASDAQ National Market System and shall cause such filing to be accepted prior to any exchange of Exchangeable Shares for Conexant Shares.

         (d) On or before the date that is the later of 30 days after the date of this Agreement and 10 days after the Closing Date, Conexant shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable, but in any event within 10 days after the Closing Date, a registration statement (the "Registration Statement") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering (A) all of the Conexant Shares issued or issuable in connection with the redemption by the Corporation, retraction by a shareholder, upon liquidation, dissolution or winding up of the Corporation or the acquisition by Conexant (or any Subsidiary of Conexant) of the Exchangeable Shares and (B) the issuance by Conexant of Conexant Shares upon exercise of all Warrants, Employee Stock Options and Convertible Debenture Options outstanding at the Closing Time, in each case to the extent such securities are capable of being registered at such time under Rule 415 of the Securities Act (the "Registrable Shares"). The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Shares. Conexant shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as is practicable after the filing thereof with the SEC and to keep such Registration Statement effective until the date that is the earlier of five years and six months after the date hereof and the date upon which all Registrable Shares shall have ceased to be Registrable Shares, subject to the same exceptions and limitations as are set forth in Sections 3(c), (d), (e) and (i) of the Conexant Registration Rights Agreement; provided, that Conexant shall have notified a holder of Exchangeable Shares promptly, and in no event later than five Business Days, after such Exchangeable Shares have been tendered for retraction, redemption or purchase by the Corporation or Conexant (or any Subsidiary of Conexant), as the case may be, if such Registration Statement is not effective at the time of such retraction, redemption or purchase as a result of any such exceptions and limitations set forth in the Conexant Registration Rights Agreement.

         (e) Conexant shall use reasonable efforts to cause to be delivered to the Corporation a letter of Deloitte & Touche LLP, Conexant's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Corporation, in form and substance reasonably satisfactory to the Corporation and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (f) At the request of any shareholder (a "Section 85 Shareholder") of the Corporation, Conexant shall cause the Corporation to execute jointly with such shareholder a T-2057 election pursuant to section 85 of the Income Tax Act (Canada), electing therein that the shares of the Corporation exchanged by such shareholder for Exchangeable Shares in the course of the Reorganization shall be deemed to have been disposed of by the Section 85 Shareholder at an amount to be determined by such shareholder, in his discretion, at no less than the cost amount to such shareholder of such shares and not greater than the fair market value of such shares as at the time of the Reorganization. Conexant agrees to cause the Corporation to execute and deliver the election form to the Section 85 Shareholder at the Time of Closing if duly prepared for filing, signed by the
Section 85 Shareholder and provided to the Corporation prior to Closing and otherwise will execute and deliver such election form to the Representatives at the address set forth in Section 8.10 within 30 days of delivery to the Corporation of the election form duly prepared for filing and signed by the
Section 85 Shareholder. The term "cost amount" as used in this paragraph shall have the meaning ascribed to it in the Income Tax Act (Canada). Compliance with the requirements to ensure the validity of a tax election will be the sole responsibility of the Section 85 Shareholder making the election, and such
Section 85 Shareholder will be solely responsible for the filing of any election forms and the payment of any late filing penalties. Neither Conexant nor the Corporation will file any elections on behalf of Section 85 Shareholders. The Corporation will not execute election forms received more than five months after the Closing Date.

         (g) Conexant shall, within 7 days of the Closing Date, cause its Canadian counsel to apply to the Ontario Securities Commission for a ruling pursuant to subsection 74(1) of the Securities Act (Ontario) to permit the distribution of the Conexant Shares to holders of the Exchangeable Shares without a prospectus and to permit the resale of such Conexant Shares outside Ontario through the facilities of the Nasdaq National Market without a prospectus being filed under the Securities Act (Ontario), and Conexant shall use its commercially reasonable best efforts to obtain such a ruling within 90 days of the Closing Date.

         (h) Conexant shall cause the Corporation to maintain its existing directors' and officers' insurance policy in force for a period of at least two years following the Closing Date, provided such insurance policy continues to remain available on terms and conditions commercially reasonable to the Corporation.

         (i) Conexant shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Conexant Shares for delivery upon the exercise of each Employee Share Option referred to in Section 2.1 hereof. As soon as practicable after the Closing Time, and not more than ten Business Days thereafter, Conexant shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Conexant Shares subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding, subject to the same exceptions and limitations as are set forth in Sections 3(c), (d), (e) and (i) of the Conexant Registration Rights Agreement; provided that Conexant shall have notified the holder of such Employee Share Option promptly, and in no event later than five Business Days, after such holder shall have given notice of exercise of Employee Share Options, if such Registration Statement is not effective at the time of exercise of such Employee Share Option because of exceptions or limitations set forth in the Conexant Registration Rights Agreement.

         (j) Conexant shall use reasonable efforts to attempt to ensure that as soon as practicable after the Closing Time, Conexant's benefit plans and benefit arrangements will provide benefits to the Continuing Employees that are substantially comparable to the non-discretionary, non-cash benefits provided to similarly situated employees of Conexant. Nothing in this clause (j) is intended or shall be construed as requiring Conexant to provide any particular employee benefit to any specific employee of the Corporation or to continue any specific benefit previously provided to any Continuing Employee. For purposes of this Section, "Continuing Employee" shall mean any employee of the Corporation who continues as an employee of the Corporation or Conexant after the Closing Time.

         (k) Conexant will promptly advise the Corporation in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Conexant contained in this Agreement, if made on or as of the date of such event, to be untrue or inaccurate in any material respect, (b) of any Material Adverse Effect in Conexant; and (c) of any breach by Conexant of any covenant or agreement contained in the Agreement.

         (l) The covenants of Conexant set forth in this Agreement shall survive the completion of the transactions herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Shareholders in accordance with the terms thereof.

                                   ARTICLE VI

                                   CONDITIONS

Section 6.1 Conditions for the Benefit of Conexant.

(1) Closing shall be subject to the following conditions which are for the exclusive benefit of Conexant to be performed or complied with at or prior to the Time of Closing:

         (a) the representations and warranties of the Corporation set forth in
Article III shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

         (b) the Corporation and each of the Shareholders shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Corporation and the Shareholders, as the case may be, at or prior to the Time of Closing;

         (c) Conexant shall be furnished with such certificates, affidavits or statutory declarations of the Corporation and of the Shareholders or of officers of the Corporation and of the Shareholders as Conexant and its counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by the Shareholders or by the Corporation, as the case may be, at or prior to the Time of Closing have been performed and complied with and that the representations and warranties of the Corporation herein given are true and correct at the Time of Closing;

         (d) the Corporation shall have amended the terms of the Employee Stock Options, the Convertible Debenture Options and the Warrants so that they shall become exercisable for Conexant Shares in the manner provided in Section 2.1;

         (e) all directors of the Corporation shall resign;

         (f) the Shareholders and all directors of the Corporation shall release the Corporation from any and all possible claims against the Corporation arising from any act, matter or thing arising at or prior to the Time of Closing except for obligations of the Corporation pursuant to the Transaction Documents and except for, in the case of directors, claims for contribution and indemnity against the Corporation as provided in the by-laws of the Corporation.

         (g) all necessary steps and proceedings shall have been taken to permit the Shares purchased by Conexant to be duly and regularly transferred to and registered in the name of Conexant;

         (h) employment agreements with all of the employees set out in Exhibit VIII, substantially in the form attached hereto as Exhibit IX, shall have been entered into, in full substitution for any existing employment agreements with such individuals;

         (i) non-competition agreements, substantially in the form attached hereto as Exhibit X, shall have been entered into with each of the employees of the Corporation set out in Exhibit VIII;

         (j) the Corporation shall have delivered to Conexant favorable opinions of counsel to the Corporation, substantially in the form attached hereto as
Exhibit XI;

         (k) no material change shall have occurred between the execution of this Agreement and the Closing which would have a Material Adverse Effect on the Corporation;

         (l) the form and legality of all matters incidental to the completion of the Transactions shall be subject to the approval of Conexant's counsel acting reasonably;

         (m) the Corporation shall have provided documentation satisfactory to Conexant and its counsel, both acting reasonably, as to the due authorization, issue and conversion of the Convertible Debentures, the due authorization and issue of the Convertible Debenture Options and the due authorization and issue of the Common Shares issued upon conversion of such Convertible Debentures;

         (n) the Reorganization shall have been completed and the only issued and outstanding shares of the Corporation shall be the Special Shares owned by Conexant and the Exchangeable Shares owned by the shareholders of the Corporation;

         (o) the holders of not more than two percent of the shares of any class of the Corporation shall have exercised dissent and appraisal rights under the CBCA in respect of the changing of the rights of the holders of such class of shares;

         (p) the Amended and Restated Unanimous Shareholders' Agreement and the Amended and Restated Registration Rights Agreement shall have been terminated in accordance with their respective terms and without triggering any requirement to pay any penalty;

         (q) the Corporation shall obtain all third party consents set forth in
Exhibit XIII to complete the Reorganization and Transactions without triggering any requirement to pay any penalty or imposing any other condition unacceptable to Conexant;

         (r) the Corporation shall deliver a certificate dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Corporation confirming that the Corporation has satisfied all conditions of closing set forth in this Section 6.1, and has fulfilled all covenants required to be fulfilled by the Corporation prior to the Closing Date and confirming the accuracy of the Corporation's representations and warranties contained in
Article III of this Agreement as of the Time of Closing; and

         (s) each Shareholder shall have tendered to the Corporation all of such Shareholder's certificates representing Class A Preferred Shares, Class B Preferred Shares and Common Shares for exchange into Exchangeable Shares and shall have delivered therewith the share transmittal materials in the form annexed hereto as Exhibit XII ;

         (t) the Employee Stock Options held by Messrs. Michael O'Neill, Yoram Lapid, Neil Birkett and Luke Smith vesting in 2004 shall be amended such that 50% of such Employee Stock Options shall vest on the same date in 2002 and the remainder of the Employee Stock Options shall vest on the same date in 2003;

       (u) the Corporation's aggregate fees, expenses and disbursements in connection with the Transactions (including the fees and disbursements of Credit Suisse First Boston and of the Corporation's legal counsel and auditors), when added with any amount expended by the Corporation pursuant to Section 2.4(a)(ii), shall not exceed the lesser of US $6 million and the amount of cash on hand at the Corporation at the Time of Closing, which fees, expenses and disbursements shall be paid in full at the Time of Closing;

         (v) Conexant shall be furnished with such certificates, affidavits or statutory declarations of each shareholder of the Corporation as Conexant and its counsel may reasonable think necessary in order to establish whether such shareholder is a non-resident of Canada for purposes of section 116 of the Income Tax Act (Canada); and

         (w) Each shareholder that is a non-resident of Canada for purposes of section 116 of the Income Tax Act (Canada) will have delivered to Conexant on or before Closing a certificate issued by the Minister of National Revenue pursuant to subsection 116(2) of the Income Tax Act (Canada) having a `certificate limit' (as defined therein) of not less than the maximum amount in respect of which Philsar would have any withholding obligation or be subject to any penalty related to entitlement of shareholders who are non-resident of Canada to receive Exchangeable Shares.

(2) In case any term or covenant of the Corporation or the Shareholders or condition to be performed or complied with for the benefit of Conexant at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, Conexant may, without limiting any other right that it may have (including Conexant's right to commence an action seeking injunctive relief, including specific performance, or damages), at its sole option, either:

         (a) rescind this Agreement by notice to the Shareholders, and in such event Conexant shall be released from all obligations hereunder; or

         (b) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

VI.2 Conditions for the Benefit of the Shareholders

(1) Closing shall be subject to the following conditions which are for the exclusive benefit of the Shareholders to be performed or complied with at or prior to the Time of Closing:

         (a) the representations and warranties of Conexant set forth in Article IV shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

         (b) Conexant shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by Conexant at or prior to the Time of Closing;

         (c) the Shareholders shall be furnished with such certificates, affidavits or statutory declarations of Conexant or of officers of Conexant as the Shareholders or the Shareholders' counsel may reasonably think necessary in order to establish that the terms, covenants and conditions contained in this Agreement have been performed or complied with by Conexant at or prior to the Time of Closing and that the representations and warranties of Conexant herein given are true and correct at the Time of Closing;

         (d) Conexant shall have entered into the Exchange Trust Agreement and the Support Agreement in the forms of Exhibit III and IV hereto, respectively;

         (e) the Conexant Preferred Shares shall have been issued and deposited with the trustee pursuant to the Exchange Trust Agreement;

         (f) Conexant shall have delivered to the Corporation a favourable opinion of Canadian counsel to Conexant as to the enforceability against Conexant of the Transaction Documents to which Conexant is a party and a favourable opinion of United States counsel to Conexant as to the due incorporation and existence of Conexant, the due authorization, execution and delivery by Conexant of the Transaction Documents to which Conexant is a party, compliance with laws, as to the valid issuance of the Conexant Preferred Share, and as to the validity and registration of the Conexant Shares issuable upon exercise of the Exchangeable Shares, the Warrants, the Employee Stock Options and the Convertible Debenture Options;

         (g) the form and legality of all matters incidental to the Transactions shall be subject to the approval of the Corporation's counsel, acting reasonably;

         (h) no event shall have occurred after the date of this Agreement and prior to the Closing Time which would have a Material Adverse Effect on Conexant;

         (i) the Reorganization shall have been completed and the only issued and outstanding shares of the Corporation shall be the Special Shares owned by Conexant and the Exchangeable Shares owned by the shareholders of the Corporation; and

         (j) Conexant shall deliver a certificate dated the Closing Date and signed by two officers of Conexant confirming that Conexant has satisfied all conditions of closing set forth in this Section 6.2, and has fulfilled all covenants required to be fulfilled by Conexant prior to the Closing Date and confirming the accuracy of Conexant's representations and warranties contained in Article IV of this Agreement as of the Time of Closing.

(2) In case any term or covenant of Conexant or condition to be performed or complied with for the benefit of the Shareholders at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Shareholders may, without limiting any other right that the Shareholders may have (including the Shareholders' right to commence an action seeking injunctive relief, including specific performance, or damages), at their sole option, either:

         (a) rescind this Agreement by notice to Conexant, and in such event the Shareholders shall be released from all obligations hereunder; or

         (b) waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of their rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.


                                   ARTICLE VII

                           INDEMNIFICATION AND ESCROW

Section 7.1 Survival of Representations and Warranties. All representations and warranties of the Corporation or any authorized representative thereof contained in this Agreement, or in any certificate, document or other instrument delivered in connection herewith or pursuant to any of the Transaction Documents, shall terminate and cease to be of further force and effect as of the first anniversary of the Closing Date (the "Escrow Period"). Those covenants that expressly contemplate or involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms.

Section 7.2  Indemnities.

         (a) Each of the Shareholders shall jointly and severally indemnify and save harmless Conexant and Conexant's officers, directors, shareholders, affiliates, employees, financial advisors and legal counsel (for whom it is expressly agreed that Conexant is holding the benefit of this indemnity and rights of enforcement thereof in trust), the Corporation and each of the officers, directors, shareholders, affiliates, employees and agents of the Corporation (for whom it is expressly agreed that the Corporation is holding the benefit of this indemnity and the rights of enforcement thereof in trust) (each such Person an "Indemnitee" and all such Persons, collectively, the "Indemnitees") from and against any and all damages, losses, liabilities, payments, obligations, penalties, claims, litigation, demands, judgments, suits, proceedings, costs, Taxes, disbursements or expenses (including without limitation, reasonable fees, disbursements and expenses of attorneys) of any kind or nature whatsoever (collectively, the "Damages"), directly or indirectly resulting from, relating to or arising out of any breach of or inaccuracy in any representation or warranty of the Corporation contained in Article III or in any Transaction Document, provided that no claim for Damages (each, a "Claim") may be initiated by any Person against any Shareholder (excluding any Claim to enforce the Shareholders' covenant of indemnity provided pursuant to this Article VII) under this Section 7.2(a) at any time after the date that is 365 days after the Closing Date.

         (b) Each of the Shareholders shall severally indemnify and save harmless Conexant and Conexant's officers, directors, shareholders, affiliates, employees, financial advisors and legal counsel (for whom it is expressly agreed that Conexant is holding the benefit of this indemnity and rights of enforcement thereof in trust), the Corporation and each of the officers, directors, shareholders, affiliates, employees and agents of the Corporation (for whom it is expressly agreed that the Corporation is holding the benefit of this indemnity and the rights of enforcement thereof in trust) from and against any and all Damages directly or indirectly resulting from, relating to or arising out of:

                  (i) any breach of or inaccuracy in any representation or warranty of the Shareholder contained in any Transaction Document; and

                  (ii) any breach or non-performance by the Shareholder of any covenant or agreement of such Shareholder contained in this Agreement or in any Transaction Document;

provided that no Claim may be initiated by any Person against any Shareholder (excluding any Claim to enforce the Shareholders' covenant of indemnity provided pursuant to this Article VII) under this Section 7.2(b) at any time after the date that is 365 days after the Closing Date and provided further that no Claim may be made against any Shareholder arising out of any breach or non-performance by any other Shareholder of any representation, warranty, covenant or agreement of such other Shareholder contained in this Agreement or any other Transaction Document.

         (c) The Corporation shall indemnify and hold harmless Conexant and each of the officers, directors, shareholders, affiliates, employees, financial advisors, legal counsel and agents of Conexant (for whom it is expressly agreed that Conexant is holding the benefit of this indemnity and the rights of enforcement thereof in trust) from and against any and all Damages directly or indirectly resulting from relating to or arising out of:

                  (i) any breach of or inaccuracy in any representation or warranty contained in Article III or in any Transaction Document; and

                  (ii) any breach of or non-performance by the Corporation of any covenant or agreement of the Corporation contained in this Agreement or in any Transaction Document.

         (d) Conexant shall indemnify and hold harmless each of the Shareholders, the Corporation and the officers and directors of the Corporation (for whom it is expressly agreed that the Corporation is holding the benefit of this indemnity and rights of enforcement thereof in trust) from and against any and all Damages directly or indirectly resulting from, relating to or arising out of:

                  (i) any breach of or inaccuracy in any representation or warranty contained in Article IV; and

                  (ii) any breach of or non-performance by Conexant of any covenant or agreement of Conexant contained in this Agreement or in any Transaction Document;

provided, that no claim may be made by any Person against Conexant (excluding any Claim to enforce Conexant's covenant of indemnity provided pursuant to this
Article VII under this Section 7.2(d)) at any time after the date which is 365 days after the Closing Date.

Section 7.3 Escrow Fund and Procedure.

         (a) At the Time of Closing, there shall be deposited with the Trustee by the Shareholders (or by other shareholders of the Corporation) 10% of the aggregate number of Exchangeable Shares to be issued upon completion of the Reorganization pursuant to the Exchange Trust Agreement (such Exchangeable Shares being hereinafter referred to as the "Escrowed Shares"). The holders of such Escrowed Shares shall have the right to vote, and to receive dividends declared on, the Escrowed Shares during the Escrow Period. The Escrowed Shares are not subject to forfeiture or return in the event of any shareholders' death or bankruptcy, or the failure of any Shareholder to continue employment with the Corporation.

         (b) If a Claim by a third party is made against any Indemnitee or in the event that an Indemnitee determines, in good faith, that an event has occurred which gives rise to a Claim, and if such Indemnitee intends to seek indemnity with respect thereto under this Article VII, the Indemnitee shall notify the Representatives of such Claim in writing and shall provide to the Representatives such information as is necessary to identify the nature and validity of the Claim. Such notice must be given no later than 30 days after the assertion or determination of such Claim but in no event after the expiration of the Escrow Period. The Indemnitee shall include in its notice to the Representatives the basis for the Claim, the amount of the resulting Damages and the amount of cash and if applicable, the number of Escrowed Shares, which it intends to acquire in order to satisfy such Damages. For purposes of determining the number of Escrowed Shares to be acquired, any Claim should be satisfied from all of the Escrowed

Shares on a pro rata basis, and the number of such Escrowed Shares shall be equal to the number resulting upon the division of the amount of the Claim by the Canadian Dollar Equivalent of the Closing Price, regardless of the actual fair market value of the Conexant Shares at the time of such determination hereunder. If the Representatives wish to dispute the validity of any Claim or the amount of Damages for any Claim on behalf of the beneficial owners of the Escrowed Shares, the Representatives must give the Indemnitee requesting indemnification written notice of such dispute and the basis therefore, within 30 days of receiving the Indemnitee's notice. If the parties are unable to resolve any such dispute, the matter shall be submitted to binding arbitration, the costs of which shall be borne equally by the Indemnitee or Indemnitees and by the Shareholders. Any such arbitration shall be conducted by an independent firm mutually agreeable to the parties with expertise in matters of this kind, and shall be in a mutually agreeable location, or if the parties cannot agree upon an arbitrator or location, an arbitrator or place of arbitration shall be determined in accordance with the provisions of the Arbitration Act (Ontario).

         (c) Any cash or Escrowed Shares held by the Escrow Agent at the expiration of the Escrow Period which have not been applied against any Damages as provided herein, or which do not represent Damages for Claims whose validity or amount is still in dispute, shall be delivered to the beneficial owners of the Escrowed Shares promptly following the expiration of the Escrow Period. Any portion of the Escrow Fund withheld pending resolution of a dispute, shall be delivered or returned and canceled, as may be determined, upon final resolution of the dispute, in accordance with the escrow provisions of the Exchange Trust Agreement.

         (d) Conexant shall be entitled to control the defense of any Claim brought against Conexant or any Indemnitee, in its sole discretion, and to settle in good faith any such Claim without the consent of the Representatives or the beneficial owners of the Escrowed Shares, provided however that the Representatives, on behalf of the beneficial owners of the Escrowed Shares, shall be entitled to participate in any such defense at the expense of the Shareholders (pro rata determined by dividing the number of Escrowed Shares owned by each Shareholder by the total number of Escrowed Shares then remaining subject to escrow pursuant to the Exchange Trust Agreement).

         (e) Notwithstanding anything hereinabove to the contrary, the aggregate liability of the Shareholders under this Article VII, other than in the event of fraud or willful misrepresentation by the Corporation or any of the beneficial owners of the Escrowed Shares, shall not exceed the amount which is 10% of the number of Exchangeable Shares issued to the Shareholders under Section 2.1 hereof multiplied by the Canadian Dollar Equivalent of the Closing Price (calculated on the second Business Day preceding the Closing Date), and such liability shall be satisfied exclusively as provided in Section 7.5. In the event of any Claim based upon the fraud or willful misrepresentation of the Corporation, Conexant shall only be entitled to proceed against any Shareholder for such Shareholders' proportionate share of the resulting

Damages (determined pro rata on the basis of the number of Exchangeable Shares issued to such Shareholder on the Closing Date divided by the total number of Exchangeable Shares issued on the Closing Date) and each Shareholder's liability shall not exceed the product obtained by multiplying the number of Conexant Shares issuable upon exchange of the Exchangeable Shares issued to such Shareholder on the Closing Date by the Canadian Dollar Equivalent of the Closing Price calculated on the second Business Day prior to the Closing Date (less the aggregate number of such Shareholders Escrowed Shares which Conexant has withdrawn under the Escrow Agreement multiplied by the Canadian Dollar Equivalent of the Closing Price calculated on the second Business Day prior to the Closing Date).

         (f) No Indemnitee shall be entitled to make a Claim for indemnification under this Article VII: (i) until the Damages that are the subject of such Claim (aggregated with the amount of Damages in respect of any previous Claim or Claims made by an Indemnitee or barred by this clause (f)) exceeds $200,000; and
(ii) after the date that is 365 days after the Closing Date.

         (g) The Shareholders hereby appoint Messrs. Antoine Paquin and Graham Matthews to be the Representatives of the Shareholders for the purpose of this
Section 7.3 until either is replaced by a successor representative approved in writing by the holders of not less than 66-2/3% of the Escrowed Shares.

Section 7.4 No Third Party Beneficiaries. The foregoing indemnification is given solely for the purpose of protecting the parties to this Agreement and the Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

Section 7.5 Exclusive Remedy. Conexant's right to acquire Escrowed Shares in order to satisfy a Claim pursuant to Section 7.3 shall be the exclusive remedy for any Claim arising after the time of Closing under Section 7.2(a), except in the case of fraud or willful misrepresentation by the Corporation or any Shareholder. If the Closing shall not occur because of circumstances giving rise to a Claim under Section 7.2(a) or 7.2(c)(i), or because of a breach of covenant by the Corporation, Conexant's exclusive remedy shall be against the Corporation. Any Claim brought by Conexant pursuant to Section 7.2(b) based on misrepresentation, whether or not fraudulent or willful, or breach of covenant of a Shareholder shall be brought exclusively against the Shareholders committing misrepresentation or breach of covenant. However, nothing herein shall limit any rights or remedies Conexant may have under this Agreement, applicable Law or otherwise; (i) in respect of any breach of covenant of the Shareholders prior to the Closing, which shall be pursued exclusively against any Shareholder in breach of a covenant and not against any other Shareholder not in breach; (ii) in respect of fraud or willful misrepresentation of the Corporation (subject to the procedural limitations and the limitations as to amount contained in Sections 7.3(e) and (f); or (iii) in respect of any Claim under the covenant of indemnification contained in this Article VII, but subject to the limitations contained in this Article VII.

Section 7.6 Limitations of Liability. For greater certainty, Conexant hereby expressly agrees that: (a) it shall have no recourse whatsoever against either the Corporation or any shareholder thereof if, despite the Corporation's reasonable efforts, the Corporation shall have been unable to amend all of the outstanding Employee Stock Options, Convertible Debenture Options and Warrants as described in Section 2.1(1) prior to the Closing Time, other than as a result of failure of any Shareholder to approve such amendment; and (b) after the Time of Closing, it shall have no recourse whatsoever against either the Corporation or any shareholder thereof with respect to any covenant, representation or warranty of the Corporation that is or becomes untrue due exclusively to the exercise of statutory dissent rights by any shareholder (other than a Shareholder) of the Corporation in respect of the votes at meetings of shareholders to approve the Reorganization and the resulting obligation of the Corporation to purchase such shareholder's shares for their fair market value in accordance with the CBCA.

                                  ARTICLE VIII

                                     GENERAL

Section 8.1 Further Assurances. Each of the parties shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 8.2 Time of the Essence. Time shall be of the essence of this Agreement.

Section 8.3 Commissions. The Shareholders shall indemnify and save harmless Conexant and the Corporation from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect of the transactions contemplated herein, whether such person purports to act or have acted for the Shareholders, the Corporation or Conexant in connection with the transactions contemplated herein.

Section 8.4 Fees. Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred, except that Philsar shall pay its investment banking, legal and accounting fees, and the fees of a single counsel to the Shareholders in each of Canada and the United States, to a maximum of the lesser of the equivalent of U.S. $6 million or the cash on hand reflected on Philsar's balance sheet at the Time of Closing, and the remainder of any such fees shall be payable by the Shareholders, or if not paid by the End Date, may be deducted from the Escrow Fund as "Damages" pursuant to Section 7.2 hereof.

Section 8.5 Public Announcements. No public announcement or press release concerning the transactions contemplated herein shall be made by the Shareholders or the Corporation without the prior consent and approval of Conexant.

Section 8.6 Benefit of the Agreement. This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

Section 8.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

Section 8.8 Amendments and Waiver. No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

Section 8.9 Assignment. This Agreement may not be assigned by the Shareholders without the written consent of Conexant but may be assigned by Conexant without the consent of the Shareholders to an affiliate of Conexant, provided that such affiliate enters into a written agreement with the Shareholders to be bound by the provisions of this Agreement in all respects and to the same extent as Conexant is bound and provided that Conexant shall continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so.

Section 8.10 Notices. Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

         To the Shareholders and the Corporation (prior to the Closing Time):

                  Mr. Antoine Paquin
                  146 Colonnade Road South
                  Nepean, Ontario
                  K2E 7Y1
                  Facsimile:        (613) 274-0915

         To the Representatives (after the Closing Time):

                  Mr. Antoine Paquin
                  c/o LaBarge Weinstein
                  Xerox Tower
                  333 Preston Street, 11th Floor
                  Ottawa, Ontario
                  K1S 5N4
                  Facsimile:        (613) 231-9000

         To Conexant and the Corporation (after the Closing Time):

                  c/o Conexant Systems Inc.
                  4311 Jamboree Road
                  Newport Beach, California 92660-3095
                  U.S.A.
                  Attention:        Dennis E. O'Reilly
                                    Senior Vice President, General Counsel and
                                    Secretary
                  Facsimile:        (949) 483-3206


or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

Section 8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Section 8.12 Tax Effect of Transaction. Neither the Shareholders nor Conexant have made nor do any of them make herein any representation or warranty as to the tax consequences of the Transaction to any party. It is understood and agreed that each party has looked to its own advisors for advice and counsel as to such tax effects.

Section 8.13 Severability. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

Section 8.14 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

Section 8.15 Shareholders' Signatures. The Shareholders are signing this Agreement solely to confirm their agreement with, and to be bound by, Sections 2.1(k), 2.2, 2.3, 2.4, 5.2(c), 5.2(i), 5.2(l) and Articles VII and VIII hereof
(collectively, the "Shareholder Provisions") and to obtain the benefit of the representations, warranties and covenants of Conexant in this Agreement and the conditions set forth in Section 6.2. Except as specifically set forth in the Shareholder Provisions, the Shareholders shall not be liable to Conexant or responsible for the performance of any obligations contained in this Agreement.

The next page is the first signature page.

Section 8.16 Facsimile Signatures. The signature of any party to this Agreement may be evidenced on this Agreement and any other agreement or instrument contemplated herein by facsimile. Without prejudice to the effectiveness of such facsimile signature, such party agrees to forward promptly following the transmission by facsimile of such party's signature, such agreement or instrument bearing an original signature to the other parties hereto.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                           CONEXANT SYSTEMS, INC.

                           By:  /s/ Moiz Beguwala
                              --------------------------------

                           Name: Moiz Beguwala
                                ------------------------------

                           Title:  Sr. VP & General Manager WCD
                                 ------------------------------


                           PHILSAR SEMICONDUCTOR INC.

                           By: /s/ Antoine Paquin
                              ----------------------------

                           Name:   Antoine Paquin
                                --------------------------

                           Title:  President and CEO
                                 -------------------------


                           Prism Venture Partners II, L.P.

                           By: /s/ Robert C. Fleming
                              ----------------------------

                           Name:  Robert C. Fleming
                                --------------------------

                           Title:  General Partner
                                 -------------------------


                           Working Ventures Canadian Fund Inc.

                           By:  /s/ Jim Hall
                              ----------------------------

                           Name:    Jim Hall
                                --------------------------

                           Title:   SVP, Investments
                                 -------------------------

                           JAFCO Usit Fund III, L.P.

                           By: /s/ Barry J. Schiffman
                              ----------------------------

                           Name:   Barry J. Schiffman
                                --------------------------

                           Title: Executive Managing Director
                                 ----------------------------------------
                                  General Partner, JAV Management Associates

                           JAFCO Co., Ltd.

                           By: /s/ Barry J. Schiffman
                              ----------------------------

                           Name: Barry J. Schiffman
                                --------------------------

                           Title: President, JAFCO America Ventures, Inc.
                                 ----------------------------------------
                                  Attorney-In-Fact


                           JAFCO G-7A Investment Enterprise Partnership

                           By: /s/ Barry J. Schiffman
                              ----------------------------

                           Name:   Barry J. Schiffman
                                --------------------------

                           Title:  President, JAFCO America Ventures, Inc.
                                 ----------------------------------------
                                   Attorney-In-Fact

                           JAFCO G-7 (A) Investment Enterprise Partnership

                           By: /s/ Barry J. Schiffman
                              ----------------------------

                           Name:   Barry J. Schiffman
                                --------------------------

                           Title:  President, JAFCO America Ventures, Inc.
                                 ----------------------------------------
                                   Attorney-In-Fact

                           JAFCO G-7 (B) Investment Enterprise Partnership

                           By: /s/ Barry J. Schiffman
                              ----------------------------

                           Name:   Barry J. Schiffman
                                --------------------------

                           Title: President, JAFCO America Ventures, Inc.
                                 ----------------------------------------
                                   Attorney-In-Fact

                           U.S. Information Technology No. 3
                           Investment Enterprise Partnership

                           By: /s/ Barry J. Schiffman
                              ----------------------------

                           Name:   Barry J. Schiffman
                                --------------------------

                           Title:  Executive Managing Director
                                 ----------------------------------------
                                  General Partner, JAV Management Associates


                          Lucent Venture Partners Inc.

                           By:  /s/ N.S. Vasant
                              ----------------------------

                           Name:    N.S. Vasant
                                --------------------------

                           Title:   Partner
                                 -------------------------


                           The VenGrowth Investment Fund Inc.

                           By: /s/ Allen Luphyrpa
                              ----------------------------

                           Name: Allen Luphyrpa
                                --------------------------

                           Title:
                                 -------------------------


                           The VenGrowth Investment II Fund Inc.


                           By: /s/ Allen Luphyrpa
                              ----------------------------

                           Name:  Allen Luphyrpa
                                --------------------------

                           Title:
                                 -------------------------


                           Luc Lussier

                            /s/ Luc Lussier
                           --------------------------------


/s/ Marie-Josie Begin
------------------------
Witness

                           Business Development Bank of Canada

                           By: /s/ G. R. Cornwall
                              ----------------------------

                           Name:  G. R. Cornwall
                                --------------------------

                           Title:  Managing Director
                                 -------------------------


                           Dr. John Davies

                             /s/ Dr. John Davies
                           --------------------------------

[Signature Illegible]
------------------------
Witness


                           Paul C. LaBarge

                             /s/ Paul C. LaBarge
                           --------------------------------

[Signature Illegible]
------------------------
Witness


                           Deborah L. Weinstein

                             /s/ Deborah L. Weinstein
                           --------------------------------

[Signature Illegible]
------------------------
Witness

                           Lawrence Weinstein

                             /s/ Lawrence Weinstein
                           --------------------------------

[Signature Illegible]
------------------------
Witness

                           Furneaux & Company (Canada) LLC

                           By: /s/ David A. Furneaux
                              ----------------------------

                           Name:   David A. Furneaux
                                --------------------------

                           Title:  Member
                                 -------------------------

                           Antoine Paquin

                              /s/ Antoine Paquin
                           --------------------------------

/s/ Charles A. Norris
------------------------
Witness


                           Luke Smith

                             /s/ Luke Smith
                           --------------------------------

/s/ Charles A. Norris
------------------------
Witness


                           Mike O'Neill

                             /s/ Mike O'Neill
                           --------------------------------


/s/ Charles A. Norris
------------------------
Witness


                           Mark Cloutier

                             /s/ Mark Cloutier
                           --------------------------------

/s/ Charles A. Norris
------------------------
Witness


                              STOCKHOLDERS
                              -------------

                           JAFCO Usit Fund III, L.P.
                           JAFCO Co., Ltd.
                           JAFCO G-7A Investment Enterprise Partnership
                           JAFCO G-7B Investment Enterprise Partnership

                           By: /s/ Barry J. Schiffman
                              -------------------------------

                           Name:   Barry J. Schiffman
                                -----------------------------

                           Title: Executive Managing Director
                                 ----------------------------
                                 JAV Management Associates III, L.L.C.
                                 505 Hamilton Avenue
                                 Palo Alto, CA 94301


                                       65